                                                                  EXECUTION COPY
                                                                  --------------



================================================================================





             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                    COGEN TECHNOLOGIES LINDEN VENTURE, L.P.



                                  Dated as of


                              September 15, 1992





================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.1  Defined Terms.......................................................   2
1.2  Other Definitions...................................................  23


                                  ARTICLE II

                   FORMATION AND CONTINUATION OF PARTNERSHIP

2.1  Formation of Partnership; Name......................................  24
2.2  Purpose; Business of the Partnership................................  24
2.3  Authorizations......................................................  24
2.4  Principal Office; Offices; Addresses................................  26
2.5  Further Filings.....................................................  26
2.6  Term................................................................  26

                              ARTICLE III

                           CAPITAL CONTRIBUTIONS

3.1  Partners and Contributions..........................................  27
3.2  Interest on Capital Contributions...................................  27
3.2  Withdrawal of Initial Limited Partner...............................  27

                              ARTICLE IV

                             DISTRIBUTIONS

4.1  Distributable Cash..................................................  28
4.2  Distributions Prior to the Second Capital Contribution Date.........  28
4.3  Distributions After the Second Capital Contribution Date
          and Prior to the Flip Date.....................................  28
4.4  Distributions Subsequent to the Flip Date...........................  29
4.5  Arrears Account.....................................................  29
4.6  Tax Indemnity.......................................................  29
4.7  Net Cash From Sales or Refinancing..................................  30
4.8  Special Event.......................................................  31
4.9  Failure to Make Second Capital Contribution.........................  31
4.10 Debt Service Account Interest.......................................  31


                                   ARTICLE V

                   ALLOCATION OF CERTAIN PROFITS AND LOSSES


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                           FOR BOOK AND TAX PURPOSES

5.1       Intentionally Omitted...........................................  31
5.2       Operating Profits...............................................  31
5.3       Operating Losses................................................  33
5.4       Depreciation....................................................  34
5.5       Gains...........................................................  35
5.6       Losses..........................................................  36
5.7       Qualified Income Offset.........................................  36
5.8       Minimum Gain Chargeback.........................................  36
5.9       Allocation of Organizational Expenses............................ 37
5.10      Partner Nonrecourse Deductions..................................  37
5.11      Curative Allocations............................................  37
5.12      Tax Allocations.................................................  37
5.13      Property Subject to 704(c) and 704(b)...........................  37
5.14      Gross Income Allocation.........................................  37
5.15      Debt Service Account Interest...................................  38
5.16      Limitations.....................................................  38
5.17      Ordering Rules..................................................  38

                                  ARTICLE VI

              BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX MATTERS

6.1       Books and Records...............................................  38
6.2       Information Kept by Managing General Partner....................  39
6.3       Fiscal Year.....................................................  39
6.4       Partnership Funds...............................................  39
6.5       Income Tax Elections/Return Preparation.........................  40
6.6       Tax Accounting Matters..........................................  40
6.7       Financial Statements............................................  41
6.8       Computations....................................................  43
6.9       Taxes and Tax Controversies.....................................  44
6.10      Inspection; Reports to Regulatory Authorities...................  45

                                  ARTICLE VII

                                  MANAGEMENT

7.1       Appointment; Powers of the Managing General Partner.............  45
7.2       Certain Management Duties and Responsibilities of the Managing
           General Partner................................................  48
7.3       Restrictions on Powers of the Managing General Partner..........  55
7.4       Fee.............................................................  58
7.5       Limitations on Liability of Managing General Partner............  59
7.6       Partnership Information Meetings................................  60
7.7       Limitations on the Partners.....................................  60


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7.8       Cooperation Regarding Permits and Power Purchase Agreement......  60
7.9       Time Devoted to Partnership.....................................  60
7.10      Other Business Activities.......................................  61
7.11      Special Indemnity...............................................  61

                                 ARTICLE VIII

                        CALLS FOR AND PAYMENT OF FUNDS....................  61

                                  ARTICLE IX

                             CONDITIONS PRECEDENT

9.1       Conditions to the Contributions on the Initial Capital
            Contribution Date.............................................  61
9.2       Conditions to the Contributions on or Prior to the Second
           Capital Contribution Date......................................  61

                                   ARTICLE X

                           TRANSFER AND ENCUMBRANCE

10.1      Transfer of Partnership Interest; General Provisions............  62
10.2      Additional Partners.............................................  63
10.3      Revisions to this Agreement Upon Transfer or Encumbrance........  64
10.4      Amendment to Certificate of Limited Partnership.................. 64
10.5      Voluntary Withdrawal by Limited Partners........................  64

                                  ARTICLE XI

                              OPTIONS TO PURCHASE

11.1      Fair Market Sales Value Purchase Options........................  66

                                  ARTICLE XII

                                    NOTICES

12.1      Notices.........................................................  68
12.2      Addresses.......................................................  68

                                 ARTICLE XIII

                                  WITHDRAWAL..............................  69


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                                  ARTICLE XIV

           SPECIAL EVENTS AND DISSOLUTION; LIQUIDATION; TERMINATION

14.1   Special Events......................................................   69
14.2   Certain Remedies Following Special Event............................   75
14.3   Events of Dissolution...............................................   78
14.4   Procedure in Dissolution and Liquidation............................   78
14.5   Disposition of Documents and Records................................   79
14.6   Termination.........................................................   80

                                  ARTICLE XV

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

15.1   Management of the Partnership.......................................   80
15.2   Limitation on Liability of Limited Partners.........................   80
15.3   Limitation on Liability of Owner Trustee............................   80

                                  ARTICLE XVI

                                 MISCELLANEOUS

16.1   Further Assurance...................................................   81
16.2   Amendments and Waivers..............................................   81
16.3   Successors and Assigns..............................................   82
16.4   Indemnification.....................................................   82
16.5   Incorporation By Reference..........................................   82
16.6   Severability........................................................   82
16.7   Headings and Table of Contents......................................   83
16.8   Counterparts........................................................   83
16.9   Submission to Jurisdiction; Waivers.................................   83
16.10  GOVERNING LAW.......................................................   83
16.11  Entire Agreement....................................................   83
16.12  Arbitration of Gas Purchase Plan Disputes...........................   84

Schedules

Schedule 1     Name; Addresses; Capital Contributions
Schedule 2     Tax Assumptions
Schedule 3     Permits
Schedule 4     Site
Schedule 5     Calculation of Distributions
Schedule 6     Spare Parts Inventory
Schedule 7     Distribution Table
Schedule 8     Insurance
Schedule 9     Termination Expense (Benefit)
Schedule 10    Certain Provisions Relating to Special Events

                        AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                    COGEN TECHNOLOGIES LINDEN VENTURE, L.P.

          THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") of COGEN TECHNOLOGIES LINDEN VENTURE, L.P. (the "Partnership") is
 ---------                                                    -----------
made and entered into as of the 15th day of September, 1992 by and among ("Cogen
                                                                           -----
Linden", the "General Partner" or the Managing General Partner"), ROBERT C.
------        ---------------         ------------------------
McNAIR (the "Initial Limited Partner") and STATE STREET BANK AND TRUST COMPANY
             -----------------------
OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but as trustee (in such capacity, the "Owner Trustee" or the "Preferred Limited
                                -------------          -----------------
Partner", or the "Common Limited Partner", as applicable) under a Trust
-------           ----------------------
Agreement, dated as of December 28, 1990 (as amended, supplemented or otherwise modified from time to time, the "Trust Agreement"), between the Owner Trustee
                                 ---------------
and Linden Owner Partnership, a Delaware partnership ("Linden Owner
                                                       ------------
Partnership").
-----------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Cogen Linden and the Initial Limited Partner are parties to a Limited Partnership Agreement dated as of December 4, 1989 (as heretofore amended, supplemented, restated or otherwise modified, the "Original Partnership
                                                            --------------------
Agreement") and Cogen Linden and the Initial Limited Partner desire to amend and
---------
restate in its entirety the Original Partnership Agreement in order to make the Owner Trustee the sole limited partner of the Partnership and Cogen Linden the sole general partner of the Partnership; and

          WHEREAS, pursuant to the Original Partnership Agreement, Cogen Linden contributed $50 to the capital of the Partnership in exchange for its General Partnership Interest (as hereinafter defined) in the Partnership and the Initial Limited Partner contributed $50 to the capital of the Partnership in exchange for its limited partner interest in the Partnership; and

          WHEREAS, pursuant to the Original Partnership Agreement, Cogen Linden may admit additional limited partners to the Partnership and upon such admission the Initial Limited Partner shall withdraw from the Partnership; and

          WHEREAS, pursuant to the Capital Contribution Agreement (as hereinafter defined), the Owner Trustee has agreed, subject to the terms and conditions set forth herein, to make a capital contribution to the Partnership on the Initial Capital Contribution Date (as hereinafter defined) in exchange for the Common Limited Partnership Interest (as hereinafter defined), and, subject to the terms and conditions set forth therein, to make additional capital contributions to the Partnership on or before the Second Capital Contribution Date (as hereinafter defined) in respect of the Common Limited Partnership Interest and in exchange for the Preferred Limited Partnership Interest (as hereinafter defined); and

          WHEREAS, on the Initial Capital Contribution Date, upon return of his capital contribution to the Partnership and immediately following the admission of the Owner Trustee as a limited partner of the Partnership, the Initial Limited Partner shall withdraw from the Partnership;

          NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree that as of the Initial Capital Contribution Date, the Initial Limited Partner shall cease to be a Partner, the Partnership shall be continued between the General Partner and the Owner Trustee and the Original Partnership Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1  Defined Terms.  Terms used but not defined herein shall have
               -------------
their respective meanings in the Construction Loan Agreement (as hereinafter defined) (after giving effect to any waiver or amendment thereof with the consent of the Preferred Limited Partner and notwithstanding the termination or expiration thereof) and the following terms shall have the following meanings:

          "Adjusted Capital Account Deficit" shall mean, with respect to any
           --------------------------------
     Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

               (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Section 1.704-2(g) (1) and 1.704-2(i) (5);

               (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b) (2) (ii) (d) (4), (5) and (6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b) (2) (ii) (d) and shall be interpreted consistently therewith.

     "Affiliate" shall mean, with respect to any Person, (a) any Person which,
      ---------
directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that for purposes of
                                                  --------
this definition, the Limited Partner (unless and until it exercises its rights to become Managing General Partner under subsection 14.2 or 14.3) shall not be deemed to be an Affiliate of the Partnership.

     "Agent" shall mean GEPFC, as agent for the lenders parties to the
      -----
Construction Loan Agreement, or any entity acting as successor agent under the Construction Loan Agreement.

     "Agreement" shall mean this Amended and Restated Agreement of Limited
      ---------
Partnership, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Applicable Laws" shall mean all applicable laws, ordinances, judgments,
      ---------------
decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any federal, state, county, municipal, regional or other Governmental Authority.

     "Appraisal Procedure" shall mean a procedure whereby two independent
      -------------------
appraisers, one chosen by the Managing General Partner and one by the Preferred Limited Partner (or, if only the Common Limited Partnership Interest is the subject of the appraisal, the Common Limited Partner or, if both Limited Partnership Interests are the subject of the appraisal, both the Preferred Limited Partner and the Common Limited Partner), shall agree upon the determinations then the subject of appraisal. The Managing General Partner or such Limited Partner, as the case may be, shall deliver a written notice to the other appointing its appraiser within 15 days (5 days in the case of subsection 14.2(g) (iii) hereof and subsection 11 (b) of the Capital Contribution Agreement) after receipt from the other of a written notice appointing its appraiser. Each appraiser then shall prepare a written appraisal with respect to the determinations which then are the subject of appraisal. If within 30 days (20 days in the case of subsection 14.2(g) (iii) hereof and 10 days in the case of subsection 11 (b) of the Capital Contribution Agreement) after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days (5 days in the case of subsection 14.2(g) (iii) hereof and subsection 11(b) of the Capital Contribution Agreement) thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating a cogeneration facility and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within 30 days (20 days in the case of subsection 14.2(g) (iii) hereof and 10 days in the case of subsection 11(b) of the Capital Contribution Agreement) after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the median by more than twice the amount by which the other determination is disparate from the median, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Managing General Partner and such Limited Partner; otherwise the average of all three determinations shall be binding and conclusive on the Managing General Partner and such Limited Partner. If the Managing General Partner or such Limited Partner shall appoint an appraiser and the other Person shall fail to appoint an appraiser in the manner specified herein, the determination of the appraiser so appointed shall be binding and conclusive on the Managing General Partner and such Limited Partner. The expenses of the appraisal procedure shall be borne solely by the Partnership.

     "Arrears Account" shall mean an account maintained with respect to the
      ---------------
Preferred Limited Partnership Interest that (i) is increased by the excess, if any, at the end of each quarter after the Second Capital Contribution Date of the amount specified in subsection 4.3(a) to the distributed with respect to the Preferred Limited Partnership Interest in such quarter over the amount actually distributed pursuant to such subsection with respect to the Preferred Limited Partnership Interest in such quarter, (ii) is increased each quarter by the Implicit Rate, compounded quarterly, times the amount described in clause (i) and (iii) is decreased at the end of each quarter after the Second Capital Contribution Date by distributions during such quarter with respect to the Preferred Limited Partnership Interest pursuant to subsection 4.5 hereof.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day
      ------------
on which commercial banks in New York City or Linden, New Jersey are authorized or required by law to close.

     "Capital Account" shall mean, with respect to any General Partner or
      ---------------
Limited Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Operating Profits, Gains and any items in the nature of income or gain which are specially allocated pursuant to subsections 5.7, 5.8, 5.11, 5.14 and 5.15 hereof.

          (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property (other than money) (net of any liabilities assumed by such Partner or to which the property is subject) distributed to such Partner pursuant to any provision of this Agreement, and such Partner's distributive share of Operating Losses, Depreciation, Losses, Organizational Expenses and any items in the nature of deductions or losses which are specially allocated pursuant to subsections 5.10 and 5.11 hereof.

          (iii) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement in a transaction that does not result in a termination of the Partnership under Code Section 708(b) (1) (B), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (iv) In determining the amount of any liability for purposes of clause (i) and clause (ii) hereof, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and the Regulations.

          (v) Each Partner's Capital Account shall in all other respects be maintained in accordance with the provisions of Regulations Section 1.704-1(b).

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

     "Capital Contribution" shall mean, with respect to any Partner, the amount
      --------------------
of money and the initial Gross Asset Value of any property (other than money) (net of any liabilities assumed by the Partnership or to which the property is subject) contributed to the Partnership with respect to any partnership interest held by such Partner pursuant to the terms of this Agreement.

     "Capital Contribution Agreement" shall mean the Capital Contribution
      ------------------------------
Agreement dated as of February 15, 1990, among the Partnership, Cogen Linden, the Agent, GEPFC and the Owner Trustee, as amended, supplemented, restated or otherwise modified from time to time.

     "Cash Equivalents" shall mean (a) obligations of, or guaranteed as to
      ----------------
interest and principal by, the United States of America or any agency thereof, in each case maturing within one year from the date of acquisition thereof, (b) open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof and not an Affiliate of the Partnership or the General Partner maturing no more than one year from the date of creation thereof which paper is rated "prime-2" or its equivalent by Moody's Investors Service Inc. or "A-2" or its equivalent by Standard & Poor's Corporation, (c) certificates of deposit issued by any domestic commercial bank of recognized stature having capital and surplus in excess of $500,000,000 or any domestic branch of any foreign commercial bank of recognized stature having capital and surplus in excess of $500,000,000 in each case maturing within one year from the date of acquisition thereof, (d) repurchase agreements fully collateralized by obligations described in clause (a) above in each case maturing within one year from the date of acquisition thereof, or (e) a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to obligations described in clause (a) above; provided,
                                                                  --------
however, that the aggregate amount at any one time so invested (A) in open
-------
market commercial paper issued by any corporation shall not exceed $5,000,000 and (B) in certificates of deposit issued by any one bank shall not exceed $10,000,000.

     "Certificate of Limited Partnership" shall mean the Certificate of Limited
      ----------------------------------
Partnership of the Partnership, dated December 4, 1989, filed with the Secretary of State of the State of Delaware on December 6, 1989, and all amendments thereto and restatements thereof.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be
      ----
amended from time to time, or any corresponding provisions of succeeding law.

     "Common Limited Partner" shall mean the Limited Partner that is the owner
      ----------------------
of the Common Limited Partnership Interest and is shown as such on the books and records of the Partnership.

     "Common Limited Partnership Interest" shall mean the limited partner
      -----------------------------------
interest in the Partnership that has the rights and privileges granted to such interest in this Agreement.

     "Commonly Controlled Entity" shall mean an entity, whether or not
      --------------------------
incorporated, which is under common control with the Managing General Partner within the meaning of Section 4001 of ERISA or is part of a group which includes the Managing General Partner and which is treated as a single employer under Code Section 414.

     "Con Ed" shall mean Consolidated Edison Company of New York, a New York
      ------
corporation.

     "Construction Loan Agreement" shall mean the Construction Loan Agreement
      ---------------------------
dated as of February 15, 1990, among the lenders parties thereto, the Partnership and the Agent, as amended, supplemented, restated or otherwise modified from time to time.

     "Contractual Obligation" shall mean, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contribution Dates" shall mean, collectively, the Initial Capital
      ------------------
Contribution Date and the Second Capital Contribution Date.

     "Cost Portion" shall have the meaning specified in subsection 7.4 hereof.
      ------------

     "CTI" shall mean Cogen Technologies, Inc., a Texas corporation.
      ---

     "Debt Service Account Interest" shall mean the interest and other income
      -----------------------------
earned on the funds in the Debt Service Account (as defined in the Security Deposit Agreement).

     "Depreciation" shall mean, for each fiscal year or other period, an amount
      ------------
equal to the depreciation, amortization or other cost recovery deduction allowable with respect to the tangible and intangible assets of the Partnership for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that
                                                         --------  -------
if the federal income tax depreciation amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method elected by the Managing General Partner.

     "Discounted Value" shall mean, at the date of determination thereof, the
      ----------------
amount calculated by discounting 99% of all remaining scheduled distributions pursuant to Section 4.3(a) hereof (taking into account all amounts previously distributed to the Limited Partners pursuant to Sections 4.3(b), (c) and (d) for purposes of determining such remaining distributions) from their scheduled distribution dates, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Treasury Yield.

     "Distributable Cash" shall mean the excess of gross cash proceeds from
      ------------------
Partnership operations less the portion thereof used to pay or establish reserves (including, without limitation, any additions to the Operation and Maintenance Account) for all Partnership operating, maintenance and improvement expenses (excluding any such expenses required to be paid out of the Operation and Maintenance Account), taxes (other than income taxes) and payments in lieu of taxes, insurance premiums, any other similar amount payable by the Managing General Partner or the Partnership under any Project Document, payments due under contracts which are permitted under the terms of the Operative Documents to which the Partnership is a party, payments required by FERC and any other governmental entity, fees and expenses of trustees, security agents and escrow agents and other reasonable expenses incurred in connection with the Project, and the Cost Portion of the Management Fee (including, without limitation, costs incurred in connection with the procurement of gas for the Facility), and exclusive of any Net Cash from Sales or Refinancing and any Debt Service Account Interest (but Distributable Cash shall include the interest and other income earned on, prior to the Second Capital Contribution Date, the Accounts and, thereafter, the Escrow Accounts (each as defined in the Security Deposit Agreement)). For purposes of Article IV, Distributable Cash shall be determined
(i) for the first 144 months after the Second Capital Contribution Date, without giving effect to any reduction in respect of the Profit Portion, (ii) thereafter, until the Flip Date (x) for purposes of subsections 4.3(a) and 4.3(b), without giving effect to any reduction in respect of the Profit Portion, and (y) for purposes of subsections 4.3(c) and 4.3(d), by giving effect to any such reduction, and (iii) after the Flip Date, (x) for purposes of subsections 4.4(a), 4.4(b) and 4.4(c), without giving effect to any reduction in respect of the Profit Portion, and (y) for purposes of subsection 4.4(d), by giving effect to any such reduction. "Distributable Cash" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances.

     "Environmental Discharge" shall mean any discharge or release of pollutants
      -----------------------
or effluent or emissions of any kind in violation of any Relevant Environmental Law.

     "Equity Letters of Credit" shall mean, collectively, (a) the Irrevocable
      ------------------------
Letter of Credit to be issued by GECC pursuant to the Reimbursement Agreement in favor of Con Ed for the account of the Partnership, (b) any letter of credit issued by GECC pursuant to the Reimbursement Agreement in favor of Elizabethtown Water for the account of the Partnership and (c) any letter of credit issued by GECC pursuant to the Reimbursement Agreement in replacement of any letter of credit issued by GECC pursuant to the Construction Loan Agreement in favor of Con Ed, PSE&G, Exxon or Elizabethtown Water for the account of the Partnership, in each case, as amended, supplemented, restated or otherwise modified from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Escrow Agent" shall have the meaning specified in the Security Deposit
      ------------
Agreement.

     "Fair Market Sales Value" shall mean, with respect to any interest in the
      -----------------------
Partnership or any portion thereof, the cash price that would be obtained in an arm's - length transaction between an informed and willing buyer and an informed and willing seller, both under no compulsion, respectively, to buy or sell, and neither of which is related to, or an Affiliate of, the Partnership, the General Partner or any Limited Partner, giving due consideration, in the determination of such fair market sales value, to the Partnership's rights at such time to use the Project, together with the right to sell the steam and electricity therefrom and to use the necessary ancillary rights and to obtain the necessary services and materials in connection with the operation of the Facility. The Managing General Partner and the Limited Partner may agree upon a determination of Fair Market Sales Value, provided, that in the event that they are unable to agree
                    --------
upon such a determination, such Fair Market Sales Value shall be determined in accordance with the Appraisal Procedure.

     "FERC" shall mean the Federal Energy Regulatory Commission.
      ----

     "FERC Order" shall mean the certification issued by FERC with respect to
      ----------
the status of the Project as a Qualifying Facility.

     "Financing Lease" shall mean (a) any lease of property, real or personal,
      ---------------
if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a balance sheet of the lessee.

     "Flip Date" shall mean the earlier of (i) the date, after the Second
      ---------
Capital Contribution Date, at the end of the Quarterly Period during which the Preferred Limited Partner has received an aggregate amount of Limited Partner Benefits with respect to the Preferred Limited Partnership Interest equal to the Preferred Limited Partner's Return of and on Equity and (ii) the date which is twenty-two years and six months after the Second Capital Contribution Date (unless at such time a Special Event has occurred and is continuing).

     "Floating Rate" shall mean LIBOR or LIBOR (Reference Banks), as applicable.
      -------------

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States of America in effect from time to time.

     "Gains" and "Losses" shall mean the gain or loss resulting from any
      -----       ------
disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes; provided, however, that such gain or
                                            --------  -------
loss shall be computed by reference to Gross Asset Value rather than adjusted tax basis of such property.

     "GECC":  General Electric Capital Corporation, a New York corporation, or
      ----
its successors or assigns.

     "General Partner" shall mean Cogen Linden, its permitted successors and
      ---------------
assigns, and any other Person properly holding a General Partnership Interest pursuant to this Agreement, when acting in such capacity.

     "General Partnership Interest" shall mean the interest of a General
      ----------------------------
Partner in the Partnership.

     "GEPFC" shall mean General Electric Power Funding Corporation, a Delaware
      -----
corporation, or its successors or assigns.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Asset Value" shall mean, with respect to any asset, the asset's
      -----------------
adjusted basis for federal income tax purposes, except as follows:

          (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

          (ii) the Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner (provided, however, that the adjustments
                                      --------  -------
     that occur upon the admission of the Owner Trustee shall be made pursuant to Schedule 2 hereof), as of the following times: (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the
                              ----------
     distribution by the Partnership to a General Partner or a Limited Partner of more than a de minimis amount of property as consideration for an
                    ----------
     interest in the Partnership if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the General Partner and the Limited Partner in the Partnership; and (3) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b) (2) (ii) (g);

          (iii) the Gross Asset Value of any Partnership asset distributed to any General Partner or Limited Partner shall be the gross fair market value of such asset on the date of distribution; and

          (iv) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b) (2) (iv) (m); provided, however, that Gross Asset Values shall not be adjusted to the
     --------  -------
     extent the Managing General Partner determines that an adjustment pursuant to clause (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to clause (iv) of this definition. If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i) and (ii) of this definition or clause (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

     "Hazardous Materials" shall mean asbestos and any toxic or hazardous
      -------------------
substances, materials, wastes or contaminants, medical wastes, infectious wastes, polychlorinated biphenyls ("PCB's"), paint containing lead and urea formaldehyde foam insulation, as any of such terms is defined from time to time in or for the purposes of any Relevant Environmental Law.

     "Implicit Rate" shall mean, with respect to each month during the period
      -------------
from the Second Capital Contribution Date to the Flip Date, a rate per annum equal to 8.383%

     "Indebtedness" of a Person, shall mean, at a particular date, the sum
      ------------
(without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services
(other than obligations under agreements for the purchase of goods and services in the normal course of business which are not more than 90 days past due), or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (d) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (e) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan.

     "Initial Capital Contribution Date" shall have the meaning specified in the
      ---------------------------------
Capital Contribution Agreement.

     "Initial Limited Partner" shall mean Robert C. McNair.
      -----------------------

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the
      ----------
condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

     "LIBOR" shall mean, with respect to any one month period, the rate per
      -----
annum determined on the basis of the offered rates for deposits in U.S. dollars for such period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Working Days prior to the beginning of such period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such period will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the rate in respect of such period will be determined as if the parties had specified "LIBOR (Reference Banks)" as the applicable Floating Rate.

     "LIBOR (Reference Banks)" shall mean, with respect to any one month period,
      -----------------------
a rate per annum equal to the arithmetic mean of the rates quoted by Bankers Trust Company and Chemical Bank (or, if either Bankers Trust Company or Chemical Bank shall cease to exist, Barclays Bank PLC shall be substituted for the bank which cease to exist, or if both Bankers Trust Company and Chemical Bank shall cease to exist, Barclays Bank PLC and National Westminster Bank PLC shall be substituted for such banks) in New York City at approximately 11:00 a.m., New York City time, on the first day of such period for loans in U.S. dollars to prime banks in the London interbank market for a period equal to the number of days in such period and in an amount substantially equal to the amount of Distributable Cash anticipated to be distributed during such period.

     "Lien" shall mean any mortgage, deed of trust, security interest, pledge,
      ----
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Limitation Partner" shall mean, with respect to either the Preferred
      ------------------
Limited Partnership Interest or the Common Limited Partnership Interest, the Owner Trustee or any of its designees or assignees that has been admitted to the Partnership as a limited partner of the Partnership pursuant to subsection 10.1 hereof, and any other Person properly holding a Limited Partnership Interest pursuant to this Agreement, and admitted to the Partnership as a limited partner of the Partnership and shown as such on the books and records of the Partnership, when acting in such capacity; provided, however, that after the
                                           --------  -------
Flip Date, the term "Limited Partner" shall not include the Preferred Limited Partner.

     "Limited Partner Benefits" shall mean, with respect to each Limited
      ------------------------
Partnership Interest, the sum of the following, determined at the end of each Quarterly Period: (i) the cumulative cash distributions with respect to such Limited Partnership Interest made by the Partnership after the Initial Capital Contribution Date, plus (ii) 38% of the net taxable losses of the Partnership allocated (and not subsequently reallocated to the General Partner) for income tax purposes with respect to such Limited Partnership Interest after the Initial Capital Contribution Date through the end of such Quarterly Period, plus (iii) income tax credits of the Partnership to the extent properly allocable (and not subsequently disallowed) to such Limited Partnership Interest after the Initial Capital Contribution Date through the end of such Quarterly Period, but only to the extent that the Limited Partner holding such Limited Partnership Interest actually realizes a current income tax benefit with respect to such credit (the ability of such Limited Partner to currently utilize a tax credit shall be determined by the independent accountants of such Limited Partner, who shall certify such determination to the General Partner, minus (iv) 38% of the net taxable income allocated with respect to such Limited Partnership Interest (or realized with respect to a distribution on such Limited

Partnership Interest that is treated for federal income tax purposes as other than a distribution under Code Section 731) after the Initial Capital Contribution Date through the end of such Quarterly Period.

     "Limited Partner's Return of and on Equity" shall mean, with respect to
      -----------------------------------------
each Limited Partnership Interest separately, the aggregate Limited Partner Benefits with respect to such Limited Partnership Interest that would be required to provide a return of and on the aggregate Capital Contributions made or to be made with respect to such Limited Partnership Interest at an annual rate (calculated quarterly) equal to (a) in the case of the Preferred Limited Partnership Interest, the Minimum Rate, and (b) in the case of the Common Limited Partnership Interest, (X) the Minimum Rate (the "First Level Return of
                                                         ---------------------
and on Equity"), (Y) the Minimum Rate plus 100 basis points (the "Second Level
-------------                                                     ------------
Return of and on Equity") or (Z) the Minimum Rate plus 200 basis points (the
-----------------------
"Third Level Return of and on Equity").
 -----------------------------------

     "Limited Partnership Interest" shall mean, as the context may require, the
      ----------------------------
Preferred Limited Partnership Interest or the Common Limited Partnership Interest; provided, that, after the Flip Date, the term, "Limited Partnership
          --------
Interest" shall not include the Preferred Limited Partnership Interest.

     "Linden Owner Partnership" shall have the meaning ascribed thereto in the
      ------------------------
Preamble hereto.

     "Management Fee" shall mean the management fee to be paid to the Managing
      --------------
General Partner pursuant to subsection 7.4 hereof.

     "Managing General Partner" shall mean Cogen Linden as the initial managing
      ------------------------
general partner of the Partnership or any substitute managing general partner appointed pursuant to subsection 14.2 hereof and shown as such on the books and records of the Partnership.

     "Managing General Partner Group" shall have the meaning specified in
      ------------------------------
subsection 7.5 hereof.

     "Minimum Rate" shall mean 6.338% per annum.
      ------------

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as
      ------------------
defined in Section 4001(a) (3) of ERISA.

     "Net Cash From Sales or Refinancing" shall mean the net cash proceeds from
      ----------------------------------
all sales and other dispositions (excluding dispositions in the ordinary course of business or in the case of any involuntary conversion of assets having an aggregate book value not exceeding $500,000, but including, without limitation,
(i) the proceeds of insurance received by the Partnership or the Managing General Partner from any insurer pursuant to the insurance maintained under subsection 7.2(f) hereof and subsection 6.5 of the General Partner Credit Agreement and (ii) all awards and proceeds of a Taking with respect to the Project) and all refinancing of Partnership property, less any portion thereof used to establish reserves or to pay the cost of renewing, repairing, rebuilding or otherwise replacing damaged or destroyed or lost property in respect of which insurance proceeds or awards or proceeds of a Taking were received in accordance with subsection 4.05(d) of the Security Deposit Agreement. "Net Cash From Sales or Refinancing" shall include only principal payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business or in the case of any involuntary conversion of assets having an aggregate book value not exceeding $500,000) of Partnership property.

     "Nonrecourse Deductions" shall have the meaning set forth in Regulations
      ----------------------
Section 1.704-2(b) (1). The amount of Nonrecourse Deductions for a Partnership fiscal year equals the net increase, if any, in the amount of Partnership minimum gain during that fiscal year, determined according to the provisions of Regulations Section 1.704-2(d).

     "Operating Profits" and "Operating Losses" shall mean, for each monthly
      -----------------       ----------------
period, an amount equal to the Partnership's taxable income or loss for such month, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a) (1) shall be included in taxable income or loss), with the following adjustment:

          (i) income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Operating Profits or Operating Losses pursuant to this definition shall be added to such taxable income or loss;

          (ii) any expenditures of the Partnership described in Code Section 705(a) (2) (B) or treated as Code Section 705(a) (2) (B) expenditures pursuant to Regulations Section 1.704-1(b) (2) (iv) (i), and not otherwise taken into account in computing Operating Profits or Operating Losses pursuant to this definition shall be subtracted from such taxable income or loss; and

         (iii) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to subsections 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14 and 5.15 hereof shall not be taken into account in computing Operating Profits or Operating Losses.

       "Operating Budget" shall have the meaning specified in subsection 6.7(b).
        ----------------

       "Operation and Maintenance Account" shall mean the Operation and
        ---------------------------------
   Maintenance Account established pursuant to the Security Deposit Agreement.

       "Operative Documents" shall mean collectively, this Agreement, the
        -------------------
   Capital Contribution Agreement, the Security Deposit Agreement, the Equity Letters of Credit, the Reimbursement Agreement, the Recognition Agreements and the Project Documents.

       "Organizational Expenses" shall mean organizational expenses as defined
        -----------------------
   under Code Section 709.

       "Partner" shall mean Cogen Linden and the Owner Trustee so long as they
        -------
   hold a General Partnership Interest or Limited Partnership Interest and any other General Partner(s) or Limited Partner(s); collectively, the "Partners".
                                                                      --------

       "Partner Nonrecourse Deductions" shall have the meaning specified in
        ------------------------------
   Regulations Section 1.704-2(i).

       "Partnership" shall mean the limited partnership governed by this
        -----------
   Agreement formed under and pursuant to the Partnership Act and known as "Cogen Technologies Linden Venture, L.P.", as it may from time to time be constituted.

       "Partnership Act" shall mean the Delaware Revised Uniform Limited
        ---------------
   Partnership Act, 6 Del. Code (S) (S) 17-101, et seq., as it may be amended
                      ---- ----                 -- ----
   from time to time, and any successor to said Partnership Act.

       "Partnership Business" shall have the meaning specified in subsection
        --------------------
   2.2.

       "Partnership Fuel Component" shall have the meaning specified in
        --------------------------
   subsection 6.7(b) (viii).

       "PBGC" shall mean the Pension Benefit Guarantee Corporation.
        ----

       "Permits" shall mean all material permits and licenses necessary for
        -------
   construction and operation of the Project, a list of which is attached hereto as Schedule 3.

       "Permitted Indebtedness" shall have the meaning specified in subsection
        ----------------------
   7.3(a) (iv).

       "Permitted Liens" shall mean (i) Liens created by the Collateral Security
        ---------------
   Documents (as defined in the General Partner Credit Agreement); (ii) Liens in favor of any Person (other than the General Partner, the Initial Limited Partner or any Affiliate of any such Person) which arise in the ordinary course of business of the Partnership (including, without limitation, materialmen's, mechanics', workers', repairmen's and employees' Liens and similar Liens which arise in connection with any tax, assessment, governmental charge or levy) but not (unless otherwise permitted by this Agreement) in connection with any Indebtedness or Guarantee Obligation and which do not in the aggregate materially impair the use and value of the Partnership's property or assets in the conduct of its business; provided,
                                                                    --------
   that if any such Lien arose in connection with any tax, assessment, governmental charge or levy or any claim referred to in subsection 7.2(a) or 7.2(b) or any charge or claim of a mechanic or a materialman referred to in subsection 7.2(1), the Managing General Partner shall be diligently contesting the same in accordance with, and subject to, the provisions of subsection 7.2(a), 7.2(b) or 7.2(1), as the case may be; and provided,
                                                                --------
   further, that any such Lien arose out of transactions relating to the
   -------
   Project; (iii) Liens arising out of judgments or awards which are bonded or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves shall have been provided; (iv) mineral rights, utility easements, any other easements, and any covenants running with the land relating to the Site or any similar deed restrictions, the existence and use of any of which do not materially interfere with the use and enjoyment of the Facility or the Site;
   (v) any exceptions to title which are contained in the title insurance policy delivered pursuant to the Capital Contribution Agreement; (vi) the rights of Exxon under the Site Lease Agreement; and (vii) Liens in favor of the Limited Partner as contemplated by subsections 10.5 and 14.2(g) hereof.

       "Person" shall mean an individual, partnership, corporation, business
        ------
   trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

       "Plan" shall mean at a particular time, any employee benefit plan which
        ----
   is covered by ERISA and in respect of which the Managing General Partner or a Commonly controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

       "Power Purchase Agreement" shall mean the Power Purchase Agreement, dated
        ------------------------
   April 14, 1989, between Con Ed and CTI, as assigned to the Partnership, as amended, supplemented, restated or otherwise modified from time to time.

       "Preferred Limited Partner" shall mean the Limited Partner that is the
        -------------------------
   owner of the Preferred Limited Partnership Interest and is shown as such on the books and records of the Partnership.

       "Preferred Limited Partnership Interest" shall mean the limited partner
        --------------------------------------
   interest in the Partnership that has the rights and privileges granted to such interest in this Agreement.

       "Premium" shall mean, with respect to the Common and the Preferred
        -------
   Limited Partnership Interests, an amount equal to (i) the excess, if any, of the Discounted Value over (ii) the Unamortized Investment. The Premium shall in no event be less than zero.

       "Profit Portion" shall mean, with respect to any month commencing with
        --------------
   the first calendar month after the Second Capital Contribution Date, the portion of the Management Fee equal to the excess of (1) 1.5% of gross revenues of the Project for such month over (ii) the Cost Portion for such month.

       "Project" shall mean the 614 megawatt combined cycle cogeneration
        -------
   facility constructed by the Partnership on the Site pursuant to the EPC Contracts, and all real and personal property, transmission lines, easements, leasehold interests, licenses, permits and contract rights now owned or hereafter acquired by Cogen Linden or the Partnership in connection therewith, other than the interest of any Partner hereunder.

       "Project Documents" shall mean the collective reference to the Power
        -----------------
   Purchase Agreement, the Site Lease Agreement, the Steam Sale Agreement, the Water Supply Commitment, the Gas Transportation and Swing Supply Agreement, the Operation and Maintenance Agreement, the Easement Agreement and, so long as any of the provisions thereof are in effect, the Turnkey Contract and the Equipment Supply Contract.

       "Prudent Utility Practice" shall mean, at a particular time, those
        ------------------------
   practices, methods, acts and omissions applicable to the operation and maintenance of the Facility as are in accordance with standards of prudence applicable to the electric utility industry for cogeneration facilities located in the Northeastern United States known at the time the decision in question is made, which would have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety and expediency.

   Prudent Utility Practice is not intended to be limited to the optimum practice, method, act or omission, at the exclusion of all others, but rather is a spectrum of possible practices, methods, acts and omissions which could have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety and expediency.

       "PUC" shall mean the Board of Public Utilities of the State of New Jersey
        ---
   or similar regulatory authority of any other jurisdiction.

       "Public Utility Status" shall have the meaning specified in subsection
        ---------------------
   10.5(a) hereof.

       "Purchase Notice" shall mean an irrevocable written notice delivered by
        ---------------
   the Managing General Partner or the General Partner to the Limited Partner pursuant to subsection 11.1 or 14.2, evidencing the Managing General Partner's or the General Partner's intent to exercise any purchase option provided for therein.

       "Quarterly Period" shall mean any three month period, commencing with the
        ----------------
   Initial Capital Contribution Date.

       "Regulations" shall mean the temporary, proposed and final regulations
        -----------
   under the Code and any successor provisions thereto.

       "Reimbursement Agreement" shall mean the Letter of Credit and
        -----------------------
   Reimbursement Agreement, to be entered into by the Partnership and GECC on or prior to the Second Capital Contribution Date, substantially in the form of Exhibit D to the Capital Contribution Agreement, as amended, supplemented, restated or otherwise modified from time to time.

       "Relevant Environmental Law" shall mean, as to any Person, any law,
        --------------------------
   treaty, rule or regulation, or any determination of an arbitrator or a court or other Governmental Authority, relating to the handling, treatment, storage or disposal of Hazardous Materials, the occurrence or remediation of any Environmental Discharge, environmental protection or any other environmental matter, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject, the violation of which or series of related violations of which, or which determination, creates a material likelihood that such Person will be subject to penalties, fines or remediation costs in excess of $250,000 or to injunctive or similar relief.

       "Reorganization" shall mean, with respect to any Multiemployer Plan, the
        --------------
   condition that such Plan is in
   reorganization within the meaning of such term as used in Section 4241 of ERISA.

       "Reportable Event" shall mean any of the events set forth in Section
        ----------------
   4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, 19, or .20 of PBGC Reg. 2615.

       "Requirement of Law" shall mean, as to any Person, (a) the Certificate of
        ------------------
   Incorporation and By-Laws or partnership agreement or other Organizational or governing documents of such Person, (b) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (other than any Relevant Environmental Law), in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject and the violation of which, or which determination, could reasonably be expected to (i) have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of such Person or (ii) materially adversely affect the ability of such Person to perform its obligations under the Operative Documents to which it is a party and (c) any Relevant Environmental Law.

       "Responsible Officer" of a Person, shall mean the chief executive officer
        -------------------
   of such Person or of the general partner of such Person, or with respect to financial matters, the chief financial officer of such Person or of the general partner of such Person.

       "Second Capital Contribution Date" shall have the meaning specified in
        --------------------------------
   the Capital Contribution Agreement.

       "Securities Act" shall mean the Securities Act of 1933, or any similar
        --------------
   Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

       "Security Agent" shall mean Midlantic National Bank or any bank acting as
        --------------
   successor security agent under the Security Deposit Agreement.

       "Security Deposit Agreement" shall mean the Security Deposit Agreement,
        --------------------------
   dated as of February 15, 1990, among the Partnership, the Agent and the Security Agent, as the same may be amended, supplemented or otherwise modified to the Second Capital Contribution Date, and as the same will be amended and restated by the Amended and Restated Security Deposit Agreement, to be entered into by the Partnership, the Limited Partner, the General Partner, the lender under the General Partner Credit Agreement, the Escrow Agent and the Security Agent on or prior to the Second Capital

   Contribution Date, substantially in the form of Exhibit J to the Capital Contribution Agreement as further amended, supplemented, restated or otherwise modified from time to time.

       "Single Employer Plan" shall mean any Plan which is covered by Title IV
        --------------------
   of ERISA, but which is not a Multiemployer Plan.

       "Site" shall mean the land described in Schedule 4.
        ----

       "Special Event" shall have the meaning specified in subsection 14.1.
        -------------

       "Stipulated Redemption Value" shall mean, at any time, with respect to
        ---------------------------
   each Limited Partnership Interest separately, an amount which, together with the Limited Partner Benefits received as of such time in respect of such Limited Partnership Interest (taking into account any gain or loss recognized by the Limited Partner on such sale), would equal (a) in the case of the Preferred Limited Partnership Interest, the Preferred Limited Partner's Return of and on Equity and (b) in the case of the Common Limited Partnership Interest, the Common Limited Partner's Third Level Return of and on Equity.

       "Subsidiary" shall mean, as to any Person, a corporation of which shares
        ----------
   of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, or a limited partnership of which such Person or any of its Subsidiaries is a general partner or a business trust in which such Person holds a majority interest (comparable to that for a corporation as described above).

       "Tax Indemnity Amount" shall mean, with respect to each of the Common
        --------------------
   Limited Partner and the Preferred Limited Partner, the sum of (i) the Tax Loss Amount, plus (ii) from the date of the Tax Indemnity Event, the Implicit Rate, compounded quarterly, times the Tax Loss Amount, plus (iii) the amount of all income taxes payable by such Limited Partner as a result of the allocation of income to such Limited Partner in connection with the distribution required by subsection 4.6 with respect to the Tax Indemnity Amount (which allocation will take into account all of the elements of the Tax Indemnity Amount, including the calculation required pursuant to this clause (iii)), minus (iv) distributions to such Limited Partner pursuant to subsection 4.6 hereof.

       "Tax Indemnity Event" shall mean (i) any act or omission of the General
        -------------------
   Partner not specifically required or permitted under this Agreement that results in any loss of or delay in realization of or inability to claim the full tax depreciation deductions with respect to the Project or the Organizational Expenses with respect to the Partnership shown on Schedule 2 by the Limited Partner, (ii) any federal tax election made by the Partnership that has an adverse impact on the Limited Partner (with respect to the tax depreciation deductions with respect to the Project or the Organizational Expenses with respect to the Partnership shown on Schedule 2) and with respect to which election the General Partner either (x) fails to consult with the Limited Partner or (y) fails to follow the request of the Limited Partner with respect to such election, and (iii) any failure by the Partnership to make a tax election specifically requested by the Limited Partner, but only if the making of such tax election would not have an adverse impact on the General Partner.

       "Tax Loss Amount" shall mean, with respect to either the Common Limited
        ---------------
   Partner or the Preferred Limited Partner, an amount equal to the present value as of the date of the Tax Indemnity Event, using a discount rate equal to the Implicit Rate, of the sum of (i) the aggregate net additional taxes payable by such Limited Partner as a result of a Tax Indemnity Event (offset by any net additional savings of such Limited Partner as a result of such Tax Indemnity Event) from time to time computed on the basis of a 38% tax rate, plus (ii) the amount of any net interest thereon, plus (iii) any penalties or additions to tax payable as a result of a Tax Indemnity Event.

       "Tentative Purchase Notice" shall mean a written notice delivered by the
        -------------------------
   Managing General Partner or the General Partner to the Limited Partner pursuant to subsection 11.1 or 14.2, evidencing the Managing General Partner's or the General Partner's interest in exercising any purchase option provided for therein.

       "Termination Expense (Benefit)" shall mean, in connection with (i) any
        -----------------------------
   purchase of any Limited Partnership Interest pursuant to Section 10.5(a) or 14.2(g), (ii) any sale or refinancing of the Facility, or (iii) any Special Event, any net loss or expense (or any net income or gain) resulting from the prepayment or termination of any fixed rate debt (including any funding of the equity investments of the partners in the Linden Owner Partnership) incurred to finance such Limited Partnership Interest and any net loss or expense (or any net income or gain) resulting from the cancellation or termination of any interest rate hedging arrangement entered into for the purpose of fixing or limiting the interest rate on any floating rate debt (including any funding of the equity investments of the partners in the Linden Owner Partnership) incurred to finance such Limited Partnership Interest. A net loss or expense shall be a positive number and net income or gain shall be a negative number. Termination Expense (Benefit) shall be calculated in accordance with the provisions set forth in Schedule 9.

       "Texas Eastern" shall mean the collective reference to Texas Eastern
        -------------
   Transmission Corporation, Houston Center Corporation and Texas Eastern Cryogenics, Inc.

       "Texas Eastern Letter Agreement" shall mean that certain letter dated
        ------------------------------
   June 18, 1991 from Cogen Technologies, Inc. to Texas Eastern regarding the possibility of pursuing the feasibility of transmitting electrical power from Staten Island, New York to Linden, New Jersey.

       "TMP" shall have the meaning specified in subsection 6.9.
        ---

       "Treasury Yield" shall mean the yield to maturity implied by the Treasury
        --------------
   Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the date on which the General Partner shall purchase the Limited Partnership Interests pursuant to Section 11.1 in Federal Reserve Statistical Release H.15(519) (or any successor publications of the Federal Reserve Board)) for actively traded U.S. Treasury Securities having a constant maturity equal to the average remaining life of the Unamortized Investment as shown on Schedule 7 as of such date.

       "Unamortized Investment" shall mean as of any date the excess of (i)
        ----------------------
   $500,000,000 over (ii) the sum of (X) an amount equal to (a) $500,000,000 multiplied by (b) the sum of the cumulative Monthly Equity Return Components shown on Schedule 7 as of such date plus (Y) the sum of the accreted values of all previous distributions to the Limited Partner pursuant to Sections 4.3(b), (c) and (d) (calculated by compounding quarterly each distribution at the pre-tax equivalent of the Minimum Rate from the date of distribution to the date of calculation).

       "Working Capital Fund" shall have the meaning specified in the General
        --------------------
   Partner Credit Agreement.

       "Working Capital Proceeds" shall mean the proceeds from any loan made by
        ------------------------
   the General Partner to the Partnership for working capital purposes from amounts on deposit in the Working Capital Fund.

       1.2  Other Definitions. The words "hereof" and "hereunder" and words of
            -----------------
similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.


                                   ARTICLE II

                   FORMATION AND CONTINUATION OF PARTNERSHIP
                   -----------------------------------------

       2.1  Formation of Partnership; Name. By the Original Partnership
            ------------------------------
Agreement, the General Partner and the Initial Limited Partner agreed to form the Partnership pursuant to the Partnership Act. The Partnership was formed on December 6, 1989 by the filing of the Certificate of Limited Partnership. The name of the Partnership is "Cogen Technologies Linden Venture, L.P." The business of the Partnership shall be conducted under such name or Cogen Technologies Linden Venture, Limited Partnership.

       2.2  Purpose; Business of the Partnership. The Partnership was formed for
            ------------------------------------
the purpose of constructing, owning, developing, operating, maintaining, repairing and disposing of the Project or any part thereof; constructing, installing, leasing or otherwise acquiring, maintaining, repairing and disposing of any additional improvements to the Project of any kind necessary or desirable in connection therewith and, by means thereof, producing and selling steam and electricity; constructing and operating the Exxon System; and any other purpose necessary, incidental or ancillary to any of the foregoing. The foregoing purposes, as effectuated pursuant to the provisions of subsection 2.3, are herein referred to as the "Partnership Business".

       2.3  Authorizations. (a) The Partnership is hereby authorized to engage
            --------------
in all activities and transactions and to do all things and to hold all interests in real, personal and mixed property, contract rights and other property, necessary, appropriate, proper, advisable or desirable for, or incidental or convenient to, the Partnership Business, including, but not limited to, the power to enter into, make and perform any agreement, contract, commitment, arrangement or undertaking (including, without limitation, the other Operative Documents), to acquire, hold, purchase, lease, dispose of, mortgage, pledge, hypothecate or assign, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, any property, whether real, personal or mixed, and to incur Permitted Indebtedness and to secure the payment of any such Permitted Indebtedness of the Partnership by any Permitted Lien.

       (b) In furtherance of the Partnership's objects and purposes, the Partnership shall have any and all powers necessary, convenient or incidental to or for the accomplishment of its objects and purposes, alone or with others, including, without limitation, the following:

       (i) to design, plan, finance, construct, own, develop, maintain, operate, lease and dispose of the Facility for the generation and sale of electricity and the production and sale of steam, and engaging in any and all activities necessary or incidental to the foregoing;

      (ii) to negotiate and enter into, and make, execute, deliver and perform, all contracts, agreements and other undertakings, as the same may be amended, restated, supplemented or otherwise modified from time to time, and to grant liens, security interests in and other encumbrances on, in and against the Partnership's properties, all as may be necessary, convenient or incidental to carry out its objects and purposes, including, but not limited to, the following:

            (1) construction loan agreements;

            (2) notes, including, but not limited to, pre-construction notes and construction notes;

            (3) capital contribution agreements;

            (4) borrower indemnity agreements;

            (5) collateral security documents, including, but not limited to, mortgages, security agreements, security deposit agreements, assignments regarding contracts and consents to assignments regarding contracts;

            (6) power sale agreements;

            (7) equipment supply agreements;

            (8) additional contracts, including, but not limited to, site lease agreements, steam sale agreements, water supply commitments, gas transportation agreements, gas sourcing agreements, gas purchase agreements, turnkey contracts, operation and maintenance agreements, butane agreements and easement agreements;

            (9) reimbursement agreements; and

           (10) recognition agreements regarding contracts; and

     (iii) to have letters of credit issued for its account and on its behalf.

       2.4  Principal Office; Offices; Addresses. (a) The principal office and
            ------------------------------------
place of business of the Partnership shall be located at the offices of the Managing General Partner at 1600 Smith Street, Suite 5000, Houston, Texas 77002, and the registered office of the Partnership in the State of Delaware shall be the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; subject to subsection 7.2(c), either office may be changed to such other place as the Managing General Partner may from time to time designate. The registered agent of the Partnership for service of process on the Partnership at such address in Delaware is The Corporation Trust Company.

       (b) The Managing General Partner may also maintain solely for the conduct of the Partnership Business an office or offices at another location or locations and in connection therewith rent or acquire office space, engage personnel, whether part-time or full-time, and do such other acts as it deems necessary or advisable in connection with the maintenance and administration of any such office. Any costs and expenses expected to be incurred in connection with any such office shall be set forth in the Operating Budget delivered and approved by the Preferred Limited Partner pursuant to subsection 6.7(b).

       (c) The name and business or residence address of each Partner are set forth in Schedule 1 hereto, as the same may be amended from time to time.

       2.5  Further Filings. If at any time necessary or advisable, the Managing
            ---------------
General Partner shall promptly (a) register the Partnership under any assumed, trade or fictitious name under the Partnership Act, or similar law, if any, in force and effect in the State of Delaware and (b) qualify the Partnership to do business in any jurisdiction in which the conduct of its business or the ownership or leasing of its assets requires it to be so qualified. The Managing General Partner shall make all filings and do all other things reasonably possible (including publication or periodic filings of any certificate) that may or hereafter be required for the perfection and continued maintenance of the Partnership as a limited partnership, or to protect the limited liability of the Limited Partner as a limited partner, under the laws of the State of Delaware.

       2.6  Term. The term of the Partnership commenced on the date of filing of
            ----
the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall continue until termination of the Partnership in accordance with Article XIV hereof.

                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS
                             ---------------------

       3.1  Partners and Contributions. The General Partner has made a
            --------------------------
contribution of $50 in cash to the capital of the Partnership. Subject to the terms and conditions of the Capital Contribution Agreement, the initial capital contribution of the Limited Partner specified in Section 2(a) (i) thereof shall be made on the Initial Capital Contribution Date. Subject to the terms and conditions of the Capital Contribution Agreement, the Limited Partner shall make the additional capital contributions specified in Section 2(a) (ii) thereof (a) in respect of the Common Limited Partnership Interest, on or prior to the Second Capital Contribution Date and (b) in respect of the Preferred Limited Partnership Interest, on the Second Capital Contribution Date. The General Partner shall contribute to the Partnership on the Second Capital Contribution Date its $25,000,000 account receivable from the Partnership, and thereafter shall contribute to the Partnership an amount equal to the excess of (i) all costs of constructing the Project (including those reflected in the Completion Budget) over (ii) the sum of (I) the balance in the Revenue Account as of the Second Capital Contribution Date, (II) TO the extent included as a cost of constructing the project, the $25,000,000 account receivable of the General Partner referred to above and (III) $500,000,000. The Gross Asset Values of the licenses, permits, contracts and other intangible assets of the Partnership will be increased, pursuant to clause (ii) (1) of the definition of Gross Asset Value, at the time of each contribution by the Limited Partner, by an amount equal to one-half of the aggregate Limited Partner contributions at such time, and the Capital Account balance of the General Partner will be increased by a corresponding amount pursuant to the proviso at the end of subsection 5.5 hereof. The Limited Partner shall have no rights as a Preferred Limited Partner until it has acquired the Preferred Limited Partnership Interest on the Second Capital Contribution Date.

       3.2  Interest on Capital Contributions. No Partner shall be entitled to
            ---------------------------------
interest on its Capital Contributions.

       3.3  Withdrawal of Initial Limited Partner. The Initial Limited Partner
            -------------------------------------
has made a contribution of $50 in cash to the capital of the Partnership. The greater of such capital contribution or the Initial Limited Partner's capital account balance will be distributed to the Initial Limited Partner immediately following the making of the contributions by the Limited Partner to the Partnership pursuant to the second sentence of subsection 3.1 hereof and the admission of.the Owner Trustee as a limited partner of the Partnership, at which time the Managing General Partner and the Limited Partner hereby consent to the Initial Limited Partner's withdrawal of its capital contribution and at which time the Initial Limited Partner shall withdraw as a limited partner of the Partnership. The Managing General Partner and the Limited Partner hereby waive and release the Initial Limited Partner from any liability and from any right, claim or action that they or the Partnership may have against the Initial Limited Partner for such withdrawal or as a result of his status as a Partner of the Partnership. The Initial Limited Partner is not entitled to receive any other amount or payment upon or by reason of the withdrawal of the Initial Limited Partner from the Partnership or by reason of the Initial Limited Partner having been a limited partner of the Partnership.


                                   ARTICLE IV

                                 DISTRIBUTIONS
                                 -------------

       4.1  Distributable Cash. Beginning with the first month following the
            ------------------
Second Capital Contribution Date, the Managing General Partner shall distribute Distributable Cash to the Partners no less frequently than monthly in the manner provided in this Article IV.

       4.2  Distributions Prior to the Second Capital Contribution Date.
            -----------------------------------------------------------
Distributable Cash prior to the Second Capital Contribution Date (i) shall be distributed to the Initial Limited Partner in accordance with the Original Partnership Agreement as in effect prior to this Agreement and (ii) after all distributions thereunder have been made to the Initial Limited Partner in accordance with the terms thereof, shall be transferred from the Revenue Account to the Completion Account for application in accordance with the Security Deposit Agreement.

       4.3  Distributions After the Second Capital Contribution Date and Prior
            ------------------------------------------------------------------
to the Flip Date. Except as provided in subsections 4.5, 4.6 and 14.4(c),
----------------
Distributable Cash for each month after the Second Capital Contribution Date and prior to the Flip Date shall be distributed within 15 days after the end of such month as follows:

       (a) First, 98% to the Preferred Limited Partner, 1% to the Common Limited Partner and 1% to the General Partner, until the Partners have received pursuant to this subsection 4.3(a) an aggregate amount in such month equal to the amount calculated with respect to such month in Schedules 5 and 7 hereto.

       (b) Second, 99% to the General Partner and 1% to the Common Limited Partner until the General Partner and the Common Limited Partner have received pursuant to this subsection 4.3(b) an aggregate amount in such month equal to 200% of the amount calculated with respect to such month in Schedules 5 and 7 hereto; provided, however, that in each of the first 144
                             --------- -------
   months after the Second Capital Contribution Date, the amount to be distributed to the General Partner pursuant to this subsection 4.3(b) shall be reduced by the

   Profit Portion of the Management Fee with respect to such month (whether such Profit Portion is paid or not), but the distributions to the Common Limited Partner pursuant to this subsection 4.3(b) shall be made as though such reduction had not occurred.

       (c) Third, 9% to the Common Limited Partner, 1% to the Preferred Limited Partner and 90% to the General Partner until the Common Limited Partner has received an aggregate amount of Limited Partner Benefits with respect to the Common Limited Partnership Interest equal to the First Level Return of and on Equity.

       (d) Fourth, 9% to the Preferred Limited Partner, 1% to the Common Limited Partner and 90% to the General Partner.

       4.4  Distributions Subsequent to the Flip Date. Except as provided in
            -----------------------------------------
subsections 4.6 and 14.4(c), after the Flip Date, Distributable Cash shall be distributed as follows:

       (a) First, 30% to the Common Limited Partner and 70% to the General Partner until the Common Limited Partner has received an aggregate amount of Limited Partner Benefits with respect to the Common Limited Partnership Interest equal to the First Level Return of and on Equity.

       (b) Second, 20% to the Common Limited Partner and 80% to the General Partner until the Common Limited Partner has received an aggregate amount of Limited Partner Benefits with respect to the Common Limited Partnership Interest equal to the Second Level Return of and on Equity.

       (c) Third, 10% to the Common Limited Partner and 90% to the General Partner until the Common Limited Partner has received an aggregate amount of Limited Partner Benefits with respect to the Common Limited Partnership Interest equal to the Third Level Return of and on Equity.

       (d) Fourth, 1% to the Common Limited Partner and 99% to the General Partner.

       4.5  Arrears Account. In the event that the Arrears Account has a
            ---------------
positive balance at any time prior to the Flip Date, then notwithstanding subsections 4.3(b), 4.3(c) and 4.3(d) hereof, Distributable Cash otherwise distributable pursuant to subsection 4.3(b), 4.3(c) or 4.3(d), after application of subsection 4.3(a), or amounts that would otherwise have been paid to the General Partner as the Management Fee, shall instead be distributed 98% to the Preferred Limited Partner, 1% to the Common Limited Partner and 1% to the General Partner until the balance in the Arrears Account is zero.

       4.6  Tax Indemnity. Notwithstanding anything else contained herein, if a
            -------------
Tax Indemnity Event occurs, then an amount of Distributable Cash that would otherwise have been distributed to the General Partner under this Article IV, or amounts that would otherwise have been paid to the General Partner as the Management Fee, for any month shall instead be distributed to the Preferred Limited Partner or the Common Limited Partner, as the case may be, until (i) the balance in the Tax Indemnity Account equals zero or, at the election of the Managing General Partner, (ii) the Preferred Limited Partner or the Common Limited Partner, as the case may be, has received an amount of Distributable Cash in such period pursuant to this subsection 4.6 equal to the amount of net additional taxes payable with respect to such period plus the amount of all income taxes payable by such Limited Partner as a result of the allocation of income to such Limited Partner in connection with such distribution (which allocation will take into account all of the elements of the Tax Indemnity Amount, including the calculation of income taxes payable).

          4.7  Net Cash From Sales or Refinancing. Except as provided in
               ----------------------------------
subsection 14.4(c), any Net Cash From Sales or Refinancing shall be distributed as follows:

          (a) First, to the Preferred Limited Partner in an amount sufficient (taking into account the corresponding Gain or Loss allocated pursuant to subsection 5.5 or 5.6) to provide the Preferred Limited Partner with its Preferred Limited Partner's Return of and on Equity together with any Termination Expense (Benefit) relating thereto.

          (b) Second, to the General Partner until the General Partner has received cumulative distributions pursuant to this subsection 4.7(b) equal to 200% of the distributions received by the Preferred Limited Partner pursuant to subsection 4.7(a).

          (c) Third, 30% to the Common Limited Partner and 70% to the General Partner, until the Common Limited Partner has received with respect to the Common Limited Partnership Interest (taking into account the corresponding Gain or Loss allocated pursuant to subsection 5.5 or 5.6) its First Level Return of and on Equity together with any Termination Expense (Benefit), in the case of the Common Limited Partner.

          (d) Fourth, 20% to the Common Limited Partner and 80% to the General Partner, until the Common Limited Partner has received with respect to the Common Limited Partnership Interest (taking into account the corresponding Gain or Loss allocated pursuant to subsection 5.5 or 5.6) its Second Level Return of and on Equity together with any Termination Expense (Benefit), in the case of the Common Limited Partner.

          (e) Fifth, 10% to the Common Limited Partner and 90% to the General Partner, until the Common Limited Partner has received with respect to the Common Limited Partnership

     Interest (taking into account the corresponding Gain and Loss allocated pursuant to subsection 5.5 or 5.6) its Third Level Return of and on Equity together with any Termination Expense (Benefit), in the case of the Common Limited Partner.

          (f) Sixth, 1% to the Common Limited Partner and 99% to the General Partner.

          4.8  Special Event. Notwithstanding anything else contained herein, if
               -------------
a Special Event occurs and is continuing, Distributable Cash shall be distributed in accordance with subsection 14.2.

          4.9  Failure to Make Second Capital Contribution. If the conditions
               -------------------------------------------
specified in Section 2(c) of the Capital Contribution Agreement are not satisfied or waived and the Limited Partner does not make the additional capital contributions specified in Section 2(a) (ii) of such Agreement on the Second Capital Contribution Date, the Limited Partnership Interest held by the Limited Partner after the Second Capital Contribution Date shall be converted into and become an interest that is entitled to 1/30 (or such greater numerator over 30 if the Common Limited Partner has at such time already contributed more than $1,000,000 of its $30,000,000 total capital contribution to the Partnership) of the entitlements to Distributable Cash, items of taxable income, gain, loss and deductions, and other entitlements of the Common Limited Partner under this Agreement.

          4.10 Debt Service Account Interest. Debt Service Account Interest
               -----------------------------
shall be distributed monthly 100% to the General Partner in accordance with the provisions of the Security Deposit Agreement.

                                   ARTICLE V

                   ALLOCATION OF CERTAIN PROFITS AND LOSSES
                   ----------------------------------------
                           FOR BOOK AND TAX PURPOSES
                           -------------------------

          5.1  Intentionally Omitted.

          5.2  Operating Profits. Operating Profits of the Partnership accuring
               -----------------
after the Second Capital Contribution Date shall be allocated among the Partners as follows:

          (a) First, 98% to the Preferred Limited Partner, 1% to the Common Limited Partner and 1% to the General Partner until the Preferred Limited Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(a) an amount of Operating Profits equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to subsections 4.3(a) and 4.5 hereof; provided,
                                                                --------
     however, that if any distribution in respect of
     -------
     the Preferred Limited Partnership Interest is treated for federal income tax purposes as other than a partnership distribution under Code Section 731, no amount of Operating Profits shall be allocated to the Preferred Limited Partner pursuant to this subsection with respect to such distribution, but the Common Limited Partner and the General Partner will nonetheless be allocated an amount of Operating Profits equal to the amount they would have been allocated if this proviso had not been in effect.

          (b) Second, to the extent Operating Losses have been allocated pursuant to subsection 5.3(b) hereof, proportionately to the Preferred Limited Partner and the Common Limited Partner to the extent of such Operating Losses.

          (c) Third, 100% to the Preferred Limited Partner or the Common Limited Partner, as the case may be, until such Limited Partner has been allocated an amount of Operating Profits pursuant to this subsection 5.2(c) equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to subsection 4.6.

          (d) Fourth, 99% to the General Partner and 1% to the Common Limited Partner until the General Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(d) an amount of Operating Profits equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to subsection 4.3(b) hereof; provided, however,
                                                           --------  -------
     that if there is a reduction in the amount of Distributable Cash received by the General Partner pursuant to subsection 4.3(b) by reason of the proviso in such subsection, there shall be a corresponding reduction in the allocation to the General Partner pursuant to this subsection 5.2(d), but the allocation to the Common Limited Partner pursuant to this subsection 5.2(d) shall be made as though such reduction had not occurred.

          (e) Fifth, 9% to the Common Limited Partner, 1% to the Preferred Limited Partner and 90% to the General Partner until the Common Limited Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(e) an amount of Operating Profits equal to the aggregate amount of Distributable Cash it has received over the term of the partnership pursuant to subsection 4.3(c); provided, however, that the
                                                --------  -------
     proviso in subsection 5.2(a) shall apply to this subsection 5.2(e) as well.

          (f) Sixth, 9% to the preferred Limited Partner, 1% to the Common Limited Partner and 90% to the General Partner until the Preferred Limited Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(f) an amount of Operating Profits equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to subsection 4.3(d); provided,
                                                --------
     however, that the proviso in subsection 5.2(a) hereof shall apply to this
     -------
     subsection 5.2(f) as well.

          (g) Seventh, 30% to the Common Limited Partner and 70% to the General Partner until the Common Limited Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(g) an amount of Operating profits equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to subsection 4.4(a).

          (h) Eighth, 20% to the Common Limited Partner and 80% to the General Partner until the Common Limited Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(h) an amount of Operating Profits equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to subsection 4.4(b)

          (i) Ninth, 10% to the Common Limited Partner and 90% to the General Partner until the Common Limited Partner has been allocated on a cumulative basis pursuant to this subsection 5.2(i) an amount of Operating Profits equal to the aggregate amount of Distributable Cash it has received over the term of the partnership pursuant to subsection 4.4(c).

          (j) Tenth, to the extent the General Partner has received Distributable Cash pursuant to subsections 4.3 and 4.4 in excess of the amount of Operating Profits it has been allocated pursuant to this subsection 5.2 ("Excess Cash"), 100% to the General Partner to the extent
                      ------------
     of such Excess Cash.

          (k) Eleventh, 1% to the Common Limited Partner and 99% to the General Partner;

provided, however, that with respect to the first taxable year to which
--------- -------
subsection 4.6 applies, the Common Limited Partner shall be allocated in the aggregate an amount of Operating Profits no less than 10.01% of the total Operating Profits with respect to such year; and provided further, that, with
                                                 -------- -------
respect to paragraphs (a) and (c) through (i) of this subsection 5.2, to the extent that the Distributable Cash referred to in such paragraphs shall include any proceeds from the sale of any assets, the Operating Profit allocation in such subsection shall be reduced by an amount equal to the relevant Partners' shares of the Gross Asset Values of such assets, as adjusted to date.

          5.3  Operating Losses. Operating Losses of the Partnership accruing
               ----------------
after the Second Capital Contribution Date shall be allocated among the Partners as follows:

          (a) First, 100% to the General Partner until the Capital Account of the General Partner equals zero.

          (b)  Second, pro rata between the Preferred Limited Partner and the
                       --- ----
     Common Limited Partner (in proportion to their respective Capital Account balances) until the Capital Accounts of the Preferred Limited Partner and the Common Limited Partner equal zero.

          (c)  Third, 100% to the General Partner.

          5.4  Depreciation. (a) Except as provided in subsection 5.4(b),
               ------------
Depreciation with respect to the tangible assets of the Project shall be allocated as follows:

               (i) First, 100% to the Common Limited Partner until the Capital Account balance of the Common Limited Partner equals the remaining amount of unamortized Organizational Expenses.

              (ii) Second, 100% to the Preferred Limited Partner until the Capital Account balance of the Preferred Limited Partner equals zero.

             (iii) Third, 100% to the Common Limited Partner, to the extent of the Nonrecourse Deductions or Partner Nonrecourse Deductions with respect to the Project.

              (iv) Fourth, 100% to the General Partner, to the extent that such Depreciation does not constitute a Nonrecourse Deduction or Partner Nonrecourse Deduction.

          (b) All other Depreciation with respect to assets acquired subsequent to the Second Capital Contribution Date shall be allocated in accordance with Code Section 704(b) between the Partners based upon how the basis of the asset was funded. For example, Depreciation with respect to an asset funded by a contribution or a loan from a Partner shall be allocated to that Partner, and Depreciation with respect to an asset funded from net income of the Partnership shall be allocated between the Partners based upon their overall shares of the net income of the Partnership for such period.

          (c) Amortization with respect to the permits, contracts, licenses and other intangible assets of the Partnership existing on the Second Capital Contribution Date shall be allocated 100% to the General Partner.

          (d) Notwithstanding paragraphs (a) and (c) of this subsection 5.4, if the Gross Asset Value on the Second Capital Contribution Date (determined in accordance with Schedule 2 hereto) of the tangible assets of the Project, or of any of the permits, contracts, licenses and other intangible assets described in paragraph (c), is attributable to either capital contributions of, or net income allocated to, (i) in the case of the tangible assets of the Project, the General Partner (determined after taking into account depreciation accrued prior to the Second Capital Contribution Date), and (ii) in the case of the intangible assets, the Common Limited Partner or the Preferred Limited Partner, such Partner will be allocated an amount of the total Depreciation with respect to such asset in each period based upon the ratio of (X) the portion of the Gross Asset Value of such asset as of the Second Capital Contribution Date attributable to its contributions or income described above to (Y) the total Gross Asset Value of the asset as of the Second Capital Contribution Date, both as adjusted from time to time by Depreciation deductions.

          5.5  Gains.  Upon the sale, transfer or other disposition of any
               -----
property the proceeds from which are distributed pursuant to subsection 4.7 hereof, any Gain realized by the Partnership shall be allocated as follows:

          (a) First, 100% to the Preferred Limited Partner until the Capital Account balance of the Preferred Limited Partner, plus the Limited Partner Benefits received by the Preferred Limited Partner with respect to the Preferred Limited Partnership Interest to that point (taking into account the Gain allocated pursuant to this subsection 5.5(a)), equal its Limited Partner's Return of and on Equity.

          (b) Second, 100% to the General Partner until the Capital Account balance of the General Partner, as adjusted by any losses allocated to the General Partner pursuant to subsection 5.6 from the disposition of other assets in the same transaction, equals twice the Capital Account balance of the Preferred Limited Partner (as determined pursuant to subsection 5.5
     (a)).

          (c) Third, 30% to the Common Limited Partner and 70% to the General Partner until the Capital Account balance of the Common Limited Partner, plus the Limited Partner Benefits received by the Common Limited Partner with respect to the Common Limited Partnership Interest to that point (taking into account the Gain allocated pursuant to this subsection 5.5(c)), equal its First Level Return of and on Equity.

          (d) Fourth, 20% to the Common Limited Partner and 80% to the General Partner until the Capital Account balance of the Common Limited Partner, plus the Limited Partner Benefits received by the Common Limited Partner with respect to the Common Limited Partnership Interest to that point (taking into account the Gain allocated pursuant to this subsection 5.5(d)), equal its Second Level Return of and on Equity.

          (e) Fifth, 10% to the Common Limited Partner and 90% to the General Partner until the Capital Account balance of the Common Limited Partner, plus the Limited Partner Benefits received by the Common Limited Partner with respect to the Common Limited Partnership Interest to that point

     (taking into account the Gain allocated pursuant to this subsection 5.5(e)), equal its Third Level Return of and on Equity;

          (f) Sixth, 1% to the Common Limited Partner and 99% to the General Partner;

provided, however, that for purposes of determining the Capital Account balances of the Partners at each Capital Contribution Date any Gain from the sale of the permits, contracts, licenses or other intangible assets of the Partnership at or prior to the Second Capital Contribution shall be allocated 100% to the General Partner.

          5.6  Losses. Upon the sale, transfer or other disposition of any
               ------
property the proceeds from which are distributed pursuant to subsection 4.7 hereof, or on the abandonment or other disposition of any tangible or intangible asset with respect to which no proceeds are realized at a loss in excess of $30,000, any Loss realized by the Partnership shall be allocated as follows:

          (a) First, 100% to the General Partner until the Capital Account of the General Partner equals zero.

          (b) Second, pro rata between the Preferred Limited Partner and the Common Limited Partner (in proportion to their respective Capital Account balances) until the Capital Accounts of the Preferred Limited Partner and the Common Limited Partner equal zero.

          (c)  Third, 100% to the General Partner.

          5.7  Qualified Income Offset. Notwithstanding anything herein to the
               -----------------------
contrary, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b) (2) (ii) (d) (4), (5) or (6) of Regulations Section 1.704-1, there shall be specially allocated to such Partner such items of Partnership income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of its Adjusted Capital Account Deficit caused or increased by such adjustments, allocations or distributions.

          5.8  Minimum Gain Chargeback.  Notwithstanding any other provision in
               -----------------------
this Article V, if there is a net decrease in Partnership minimum gain (determined in accordance with Regulation Section 1.704-2(d)) or a net decrease in Partner Nonrecourse Debt minimum gain (determined in accordance with Regulation Section 1.704-2(i)) during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) equal to such Partner's share of the net decrease in Partnership minimum gain and Partner Nonrecourse Debt minimum gain. Each Partner's share of such net decreases shall be determined in accordance with Regulation Sections 1.704-2(g) and 1.704-2(i). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f) and 1.704-2(i). This subsection 5.8 is intended to comply with the minimum gain chargeback requirements in such Regulation Sections and shall be interpreted consistently therewith.

          5.9  Allocation of Organizational Expenses.  Organizational Expenses
               -------------------------------------
shall be allocated 100% to the Common Limited Partner until the Capital Account balance of the Common Limited Partner equals zero.

          5.10  Partner Nonrecourse Deductions. Notwithstanding subsection 5.4
                ------------------------------
hereof, Partner Nonrecourse Deductions attributable to otherwise nonrecourse debt with respect to which a Partner (or a related person within the meaning of Regulations Section 1.752-4(b)) is the creditor or otherwise bears the "economic risk of loss" under Regulations Section 1.752-2 ("Partner Nonrecourse Debt") shall be allocated to such Partner.

          5.11  Curative Allocations. The allocations set forth in subsections
                --------------------
5.7 and 5.8 hereof are intended to comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any other provisions of this
Article V (other than subsections 5.7 and 5.8), allocations that have taken place pursuant to subsections 5.7 and 5.8 shall be taken into account in allocating other Operating Profits, Operating Losses, Depreciation and other items, so that, to the extent possible, the net amount of such other allocations and the subsections 5.7 and 5.8 allocations to each Partner shall equal the net amount that would have been allocated to each Partner if the subsections 5.7 and
5.8 allocations had not occurred.

          5.12  Tax Allocations. Except as provided in subsection 5.13 hereof,
                ---------------
for income tax purposes each item of income, gain, loss and deduction shall be allocated in the same manner as the corresponding book item is allocated for Capital Account purposes.

          5.13  Property Subject to 704(c) and 704(b). In the case of any
                -------------------------------------
Partnership asset the Gross Asset Value of which differs from its adjusted tax basis, income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, be allocated in accordance with the principles of Code Sections 704(b) and 704(c) to take account of such difference. Thus, for example, income tax depreciation with respect to the income tax basis of any asset that is funded (either directly or through repayment of a Partnership borrowing) by a Limited Partner capital contribution shall be allocated to that Limited Partner by reason of the allocation in subsection 5.4(d) of Depreciation to that Limited Partner.

          5.14  Gross Income Allocation. (a) To the extent all or any portion of
                -----------------------
any payment to the General Partner or an Affiliate of the General Partner in any year (other than a distribution made pursuant to Article IV hereof) is treated as a non-deductible distribution to such Partner or Affiliate, the General Partner will be allocated an amount of gross income in such period (or in the next succeeding periods to the extent there is insufficient gross income in such period) equal to the amount of the payment.

          (b) To the extent the General Partner has been allocated Depreciation with respect to the Project pursuant to clause (iv) of subsection 5.4(a), the General Partner will be allocated an amount of gross income in such period (or in the next succeeding periods to the extent there is insufficient gross income in such period) equal to the amount of Depreciation so allocated. Notwithstanding the above, Depreciation with respect to the tangible assets of the Project that is allocated to the General Partner pursuant to subsection 5.4(d) hereof because the General Partner prior to the Second Capital Contribution Date has made capital contributions to the Partnership or has been allocated net income shall not be matched with an allocation of gross income pursuant to this subsection 5.14(b).

          5.15  Debt Service Account Interest. All interest and other income
                -----------------------------
attributable to Debt Service Account Interest shall be allocated 100% to the General Partner.

          5.16  Limitations. Notwithstanding anything to the contrary in this
                -----------
Article V, no allocation under this Article V shall be made to a Partner that would cause such Partner to have, or that would increase, an Adjusted Capital Account Deficit.

          5.17  Ordering Rules. For purposes of Article V hereof, the following
                --------------
ordering rules shall apply:

          (a) First, all distributions of Distributable Cash under Article IV shall be deemed to have been made.

          (b) Next, Operating Profits and Operating Losses and items other than Gain and Loss shall be allocated in accordance with Article V hereof.

          (c) Finally, Gain or Loss from the sale or other disposition of Partnership property shall be allocated in accordance with this Article V.


                                  ARTICLE VI

              BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX MATTERS
              --------------------------------------------------

          6.1  Books and Records. Proper and complete records and books of
               -----------------
account for the Partnership shall be kept by the Managing General Partner in which shall be appropriately entered all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by partnerships engaged in businesses of like character. Except as otherwise provided in this Agreement, all decisions regarding accounting and tax matters shall be made by the Managing General Partner in its sole discretion taking into account such advice from the Partnership's professional tax and accounting advisors as the Managing General Partner deems appropriate, having given due consideration to the advice and recommendations of the Limited Partner, the Limited Partner's tax counsel and other advisors. The books and records shall at all times be made available at the principal office of the Partnership and shall be open to the reasonable inspection and examination of any Partner or its duly authorized representatives during normal business hours for any purpose reasonably related to the interest of such Partner as a partner in the Partnership. The Partnership will be on the accrual method for both tax and accounting purposes.

          6.2  Information Kept by Managing General Partner. The Managing
               --------------------------------------------
General Partner shall keep at the principal office of the Partnership all the following:

          (a) A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution of each Partner;

          (b) a copy of the original Certificate of Limited Partnership and all certificates of amendment thereto and restatements thereof, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

          (c) copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

          (d) copies of this Agreement and all amendments hereto and restatements hereof;

          (e) financial statements of the Partnership for the six most recent fiscal years;

          (f) the Partnership's books and records as they relate to the internal affairs of the Partnership for at least the current and past three fiscal years; and

          (g) all other material information received by the Managing General Partner from or with respect to the Partnership.

          6.3  Fiscal Year.  The fiscal year of the Partnership shall end on
               -----------
December 31st of each year.

          6.4  Partnership Funds.  The funds (other than Working Capital
               -----------------
Proceeds) of the Partnership shall be deposited in the relevant accounts maintained by the Escrow Agent (or, prior to the Second Capital Contribution Date, the Security Agent) pursuant to the Security Deposit Agreement, and be invested in such interest-bearing or non-interest-bearing investments as are specified therein. All withdrawals from any such accounts shall be made in accordance with the terms of the Security Deposit Agreement. The Working Capital Proceeds shall be deposited in a separate bank account of the Partnership, be invested from time to time only in such Cash Equivalents as may be determined by the Managing General Partner and be used solely for the working capital purposes of the Partnership. Any funds withdrawn from the Revenue Account (as defined in the Security Deposit Agreement) pursuant to Section 4.01(a) of the Security Deposit Agreement shall be deposited in a separate bank account of the Partnership, be invested from time to time only in such Cash Equivalents as may be determined by the Managing General Partner and be used solely for the payment of expenses set forth in the Operating Budget. Partnership funds shall not be commingled with those of any other Person.

          6.5  Income Tax Elections/Return Preparation. (a) Prior to the Flip
               ---------------------------------------
Date, the Managing General Partner shall not make any material federal income tax elections affecting the depreciation deductions with respect to the Project or the Organizational Expenses with respect to the Partnership shown on Schedule 2, or extend the statute of limitations for assessment OF tax deficiencies, unless it has received the prior written consent of the Limited Partner. However, the sole remedy available to the Limited Partner for the failure of the General Partner to obtain the consent of the Limited Partner with respect to an election described above shall be the creation of a Tax Indemnity Event.

          (b) All tax returns and reports of the Partnership shall be prepared and timely filed under the direction of the Managing General Partner, and, except as otherwise provided in this Agreement, all tax audits and litigation with respect thereto shall be conducted under the direction of the Managing General Partner.

          (c) Prior to the Flip Date, the Managing General Partner covenants and agrees that, as early as reasonably possible prior to its filing of the Partnership's federal and state income tax returns, it will provide the Limited Partner with a proposed pro forma of such Partnership returns showing the tax positions which it intends to reflect in the Partnership's returns, and will provide the Limited Partner with reasonable opportunity fully to consult with and/or advise the Managing General Partner with respect to all positions intended to be reflected.

          6.6  Tax Accounting Matters. (a) The Partnership's Capital Accounts
               ----------------------
and its books and records related thereto shall be maintained in accordance with the accounting methods used in preparing the Partnership's federal income tax return notwithstanding the fact that the Partnership shall also maintain books and records in accordance with GAAP.

          (b) All items of income and deductions recognized during a month shall be allocated as of the end of each month, based on the facts and circumstances existing as of the end of that month.

          6.7  Financial Statements. (a) The Managing General Partner shall
               --------------------
furnish to each other Partner:

          (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Partnership and the Managing General Partner, (A) a copy of the balance sheet of each of the Partnership and the Managing General Partner as at the end of such fiscal year and the related statements of income and partners' capital and changes in partners' capital and cash flow for such fiscal year, setting forth, after fiscal year 1991, in each case in comparative form the figures for the previous year, reported on, without a qualification or exception as to the scope of the audit, by independent certified public accountants of nationally recognized standing reasonably acceptable to the Preferred Limited Partner, and (B) prior to the Flip Date, if the Partnership shall construct and operate the Exxon System, such other financial statements showing the Project as a separate component as may be reasonably requested by the Limited Partner; and

          (ii) prior to the Flip Date, as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Partnership and the Managing General Partner, the unaudited balance sheet of each of the Partnership and the Managing General Partner as at the end of each such quarter and the related unaudited statements of income and partners' capital and changes in partners' capital and cash flow of the Partnership and the Managing General Partner for such quarter and the portion of the fiscal year through such date, setting forth, after fiscal year 1991, in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Managing General Partner (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          (b)  Certificates: Other Information. Prior to the Flip Date, the
               -------------------------------
Managing General Partner shall furnish to each other Partner:

          (i) concurrently with the delivery of the financial statements referred to in subsection 6.7(a) (i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Special Event or of any event which, with the passage of time or the giving of notice or both, would constitute a Special Event, except as specified in such certificate;

          (ii) concurrently with the delivery of the financial statements referred to in subsections 6.7(a) (i) and (ii), a certificate of a Responsible Officer of the Managing General Partner stating that, to the best of such officer's knowledge, the Managing General Partner during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Operative Documents, to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Special Event or of any event which, with the passage of time or the giving of notice or both, would constitute a Special Event, except as specified in such certificate;

          (iii) not later than 30 days prior to the end of each fiscal year of the Partnership, a copy of the monthly operating budget (which includes revenues (including, without limitation, amounts to be deposited in the Operation and Maintenance Account) and expenses), the capital expenditures budget and the general and administrative budget (collectively, the "Operating Budget") for the next fiscal year of the Partnership, and a copy
     -----------------
    of the projections by the Managing General Partner of the Operating Budget and cash flow of the Partnership for the next five succeeding fiscal years, such Operating Budget to be approved by the Preferred Limited Partner (which approval shall not be unreasonably withheld or delayed) and such Operating Budget and projections to be accompanied by a certificate of a Responsible Officer of the Managing General Partner to the effect that such Operating Budget and projections have been prepared in good faith on a reasonable basis and that such officer has no reason to believe they are incorrect or misleading in any material respect;

          (iv) promptly after becoming available, but in any event within 30 days after the end of each calendar month (except the last month of each quarter), a report, certified by a Responsible Officer of the Managing General Partner, setting forth the power production and the revenues of the Project during such month and setting forth any extraordinary items incurred in connection with the Project but not included in the Operating Budget delivered pursuant to subsection 6.7(b) (iii), together with a comparison of the projected power production and revenues of the Project for such month;

          (v) promptly after becoming available, but in any event within 30 days after the end of each calendar quarter, a report, certified by a Responsible Officer of the Managing

     General Partner, setting forth the year-to-date revenues, operating expenses, general and administrative expenses and capital expenditures of the Partnership, together with a comparison of the Operating Budget for such period, and a projection of revenues and expenses for the remainder of the Partnership's fiscal year;

          (vi) upon the Limited Partner's request, quarterly and annual funds flow statements detailed to its reasonable satisfaction;

          (vii) upon request by the Limited Partner, which request shall not be made more frequently than once in any twelve-month period, a revised plan for the procurement of natural gas for the Facility for the next four years demonstrating to the reasonable satisfaction of the Preferred Limited Partner how the Partnership will comply with the provisions of subsection 7.2(m);

          (viii) not later than 30 days after the end of each Annual Period (as defined in the Power Purchase Agreement), commencing with the first Annual Period after the first anniversary of the Second Capital Contribution Date and ending on the last day of the Annual Period occurring immediately prior to the Flip Date, a report, certified by a Responsible Officer of the Managing General Partner setting forth a comparison of (a) the sum of all costs incurred in such Annual Period by the Partnership with respect to Fuel acquired for use at the Facility, including without limitation, the Fuel commodity, transportation, storage costs and any costs related thereto (the "Partnership Fuel Component") and (b) the Fuel Component Ceiling (as defined
     --------------------------
    in the Power Purchase Agreement) for such Annual Period, together with any supporting data or explanation of the methodology used which the Preferred Limited Partner may reasonably request; and

          (ix) promptly, such additional financial and other information as the Limited Partner may from time to time reasonably request for a purpose which is reasonably related to the interest of such Partner as a partner in the Partnership.

          6.8    Computations. The Managing General Partner may rely upon, and
                 ------------
shall have no liability to any other Partner if it relies upon, the opinion of Arthur Andersen & Co. or any other independent nationally recognized accountant and/or attorneys retained by the Partnership from time to time and reasonably acceptable to the Limited Partner with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article VI or under Articles IV or V hereof.

          6.9  Taxes and Tax Controversies. For the purposes of receiving
               ---------------------------
notices from the Internal Revenue Service (the "IRS") on behalf of the Limited
                                                ---
Partner, keeping each Partner informed of all administrative and judicial proceedings relating to the adjustment of Partnership items at the Partnership level, and for all other relevant purposes, the Managing General Partner shall hereby be designated the Tax Matters Partner (the "TMP"), with all of the
                                                   ---
rights, duties, powers, and obligations provided for in Sections 6221 through 6232, inclusive, of the Code; provided, however, that, with respect to all
                              --------  -------
taxable years beginning on or before the Flip Date, without the consent of the Limited Partner (or, if there shall be more than one Limited Partner, a majority in interest of such Limited Partners), the TMP will not:

          (a) take any action to extend any statute of limitations with respect to the tax returns of the Partnership;

          (b) make any decision on behalf of the Partnership, which will be binding upon the Limited Partner, to contest in judicial proceedings any adverse IRS decision related to a Partnership return of income, including the decision of whether to contest in Tax Court or in district court or the Court of Claims; or

          (c) file any return or statement of income with respect to the Partnership or any Partner, or take any position with any taxing authority, other than in accordance with the tax assumptions set forth in Schedule 2 hereof; provided, however, if the IRS challenges the treatment of any item
            --------- -------
    on the Partnership's tax return filed in accordance with the tax assumptions set forth on Schedule 2 hereof, the TMP shall not be required to file future Partnership tax returns in accordance with such assumption unless (i) such issue is being contested by the Partnership and (ii) the TMP receives an opinion of tax counsel acceptable to the TMP to the effect that there is sufficient authority in support of such position that the filing of future Partnership tax returns in accordance therewith will not subject the General Partner (as TMP and as a Partner in the Partnership) to any penalty, interest or addition to tax as a result thereof or the Limited Partner agrees to indemnify the General Partner for any such penalty, interest or addition to tax.

Additionally, the TMP covenants to notify the Limited Partner promptly as to the beginning of any audit or administrative or judicial proceedings with respect to Partnership tax matters and as to all material developments in such matters, to provide the Limited Partner with copies of all reports, notices and correspondence relating to such matters and, with respect to taxable years beginning on or before or including the Flip Date, to consult with the Limited Partner with respect to the conduct on behalf of the Partnership of any audit or administrative or judicial proceedings in which the Partnership is a party, and to convey to the IRS all procedural requests made by the Limited

Partner. In the event of any audit or administrative or judicial proceeding, with respect to taxable years beginning on or before or including the Flip Date, that involves an issue that may have a material adverse impact on the Limited Partner, the Limited Partner may, at its option and at the expense of the Partnership, assume control of all or any portion of such audit or proceeding.

          6.10  Inspection; Reports to Regulatory Authorities. The Partners and
                ---------------------------------------------
their respective authorized representatives may inspect the Project and the books and records of the Managing General Partner relating to the Project during normal business hours for any purpose reasonably related to the interest of the Partners as partners of the Partnership and make copies and extracts therefrom, and may discuss the Partnership's affairs, finances and accounts with the employees and accountants of the Managing General Partner and the Partnership (and by this provision the Managing General Partner authorizes such accountants to discuss with each of the Partners and their respective authorized representatives the affairs, finances and accounts of the Partnership), all at such times and as often as may be reasonably requested. The Managing General Partner shall furnish each of the Partners statements accurate in all material respects regarding the condition and state of repair of the Project, all at such times and as often as may be reasonably requested. None of the Partners shall have any duty to make any such inspection or inquiry or incur any liability or obligation by reason of not making any such inspection or inquiry. To the extent permitted by Applicable Law, the Managing General Partner shall prepare and file in timely fashion or, where any Partner shall be required to file, on reasonable notice, the Managing General Partner shall prepare and deliver to such Partner within a reasonable time prior to the date for filing, any report with respect to the Project that shall be required to be filed with any Governmental Authority. Each of the Partners shall notify the Managing General Partner at least 30 days prior to any filing deadline if any such notice, application or document is necessary on its behalf and if the Managing General Partner would not reasonably be aware of the necessity of such filing.


                                  ARTICLE VII

                                  MANAGEMENT
                                  ----------

          7.1   Appointment; Powers of the Managing General Partner. (a) The
                ---------------------------------------------------
General Partner and the Limited Partner hereby appoint Cogen Linden as the initial Managing General Partner. Cogen Linden shall serve as the Managing General Partner until it shall cease to be a General Partner or the Managing General Partner pursuant to subsection 14.2 or otherwise with the consent of the Limited Partner.

          (b) The Managing General Partner, acting as such and subject to subsection 7.3 and to any other specific limitations contained in this Agreement, shall have full and exclusive power and discretion to manage the day-to-day business and affairs of the Partnership, including the construction, equipping, management, control, operation, maintenance and repair of the Project, and to engage in all activities and transactions and all other acts and things that in its judgment are necessary, appropriate, proper, advisable or desirable to effect, or incidental or convenient to, the furtherance of the Partnership Business, including, but not limited to, the power to:

          (i)  Accounting Records. Maintain the accounting books and records of
               ------------------
     the Partnership, and have charge and supervision over and care and custody of all moneys, securities, and disbursements of the Partnership;

          (ii) Contracts. Negotiate the terms of and make, enter into, execute,
               ---------
     deliver and perform any and all agreements, contracts, commitments, arrangements and undertakings, as the same may be amended, restated, supplemented or otherwise modified from time to time, all as may be necessary, convenient or incidental to carry out the Partnership's objects and purposes, including, but not limited to, the following:

          (1)  construction loan agreements;

          (2) notes, including, but not limited to, preconstruction notes and construction notes;

          (3)  capital contribution agreements;

          (4)  borrower indemnity agreements;

          (5) collateral security documents, including, but not limited to, mortgages, security agreements, security deposit agreements, assignments regarding contracts and consents to assignments regarding contracts;

          (6)  power sale agreements;

          (7)  equipment supply agreements;

          (8) additional contracts, including, but not limited to, site lease agreements, steam sale agreements, water supply commitments, gas transportation agreements, gas sourcing agreements, gas purchase agreements, turnkey contracts, operation and maintenance agreements, butane agreements and easement agreements ;

          (9)  recognition agreements regarding contracts;

          (10) reimbursement agreements;

          (11) the granting, on behalf of the Partnership, of security interests, liens, and other encumbrances on, in and against the Partnership's properties; and

          (12) causing the Partnership to have letters of credit issued for the Partnership's account and on the Partnership's behalf.

          (iii)  Authorization. Grant special or limited authority to employees
                 -------------
     and agents of the Partnership to make, execute, deliver and perform the agreements described in paragraph (ii) of this subsection 7.1(b);

          (iv)   Investments. Invest and reinvest available funds of the
                 -----------
     Partnership in Cash Equivalents in accordance with the terms of the Security Deposit Agreement and subsection 6.4 hereof;

          (v)    Proceedings. Pursue or defend any claim, action, proceeding or
                 -----------
     debt due to, owned by or asserted against the Partnership, by litigation or otherwise; provided, however, that (1) the Managing General Partner shall
                --------  -------
     permit any Partner, at such Partner's sole option, to intervene and participate in any arbitration proceeding under any Project Document and
     (2) without the approval of the Preferred Limited Partner, the Managing General Partner shall not initiate any lawsuit except to collect debts or to enforce contractual obligations in the ordinary course of business or unless the Managing General Partner reasonably determines that there exists a threat of irreparable and immediate harm to the Project and the convening of a meeting is not practicable. The Managing General Partner shall seek ratification from the Preferred Limited Partner as soon as practicable thereafter;

          (vi)   Accounts. Open, maintain and close depositories and bank
                 --------
     accounts for the deposit and withdrawal of money and give signatory powers to designated Persons in accordance with the terms of the Security Deposit Agreement and subsection 6.4 hereof;

          (vii)  Advisors. Select, retain, direct, consult and discharge
                 --------
     attorneys, accountants, engineers, financial advisors, consultants and other experts, agents and advisors for the Partnership and determine their compensation and the terms of their engagement on behalf of the Partnership in accordance with the Operating Budget; and

          (viii) Reports. Prepare and file any reports, returns, requests,
                 -------
     applications or other filings relating to taxes, legal requirements or governmental regulations pertaining to the Partnership or the business or activities of the Partnership, and act as TMP.

          7.2  Certain Management Duties and Responsibilities of the Managing
               --------------------------------------------------------------
General Partner. Prior to the Flip Date (except with respect to paragraphs (e)
---------------
and (h) of this subsection 7.2), the Managing General Partner shall do the following:

          (a)  Payment of Obligations. To the extent of available Partnership
               ----------------------
     funds (including, without limitation, Working Capital Proceeds), pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all the Partnership's obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being diligently contested in good faith by appropriate proceedings timely instituted, cash reserves in conformity with GAAP with respect thereto have been provided on the books of the Managing General Partner or the Partnership, as the case may be, and the Partnership or the Managing General Partner, as the case may be, is complying with the other relevant provisions of paragraphs (b) and (1) of this subsection.

          (b)  Taxes: Charges: Laws. (i) To the extent of available Partnership
               --------------------
     funds (including, without limitation, Working Capital Proceeds), promptly cause the Partnership to pay all applicable taxes except to the extent that
     (1) such taxes are being diligently contested in good faith, by appropriate proceedings timely instituted, (2) a bond has been posted and a cash reserve in conformity with GAAP has been established in an amount at least equal to such taxes and any interest and penalty that may be payable thereon, (3) during the period of such contest the enforcement of any contested item is effectively stayed and (4) such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility; and (ii) comply and cause the Partnership to comply with all Requirements of Law.

          (c)  Chief Place of Business. Maintain its chief place of business at
               -----------------------
     1600 Smith Street, Houston, Texas; not permit the Partnership to keep any place of business outside of the States of New Jersey, New York and Texas; not permit the Partnership to keep any assets outside of the States of New Jersey, New York and Texas; not change its name; and not do business under any name other than Cogen Technologies Linden, Ltd. (or Cogen Technologies Linden, Limited Partnership), without, in each case, the prior written consent of each of the Partners, which consent shall not be unreasonably withheld.

          (d)  Performance of Obligations; Enforcement of Rights. Fully and
               -------------------------------------------------
     faithfully carry out all of its obligations, and cause the Partnership to fully and faithfully carry out all of the Partnership's obligations, from time to time under or in respect of the Basic Documents and the Operative Documents, except to the extent that the failure to comply therewith could not reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Managing General Partner or the Partnership, as the case may be, and, without limiting the generality of the foregoing, to the extent of available Partnership funds (including, without limitation, Working Capital Proceeds), pay all amounts payable by the Partnership thereunder. The Managing General Partner will use its best efforts to take any and all such action as may be necessary to enforce its and the Partnership's rights and to collect any and all sums due it or the Partnership under the Project Documents and will use its best efforts to obtain all necessary Permits and other approvals of Governmental Authorities to keep such Project Documents in full force and effect. Without limiting the generality of the foregoing, it will:

               (i) do or cause to be done all things reasonably necessary to preserve and keep unimpaired in all material respects its and the Partnership's rights and those of its assignees under the Project Documents and to prevent any default under any thereof or any termination, surrender, cancellation, forfeiture or impairment in any material respect of any thereof, including, without limitation, all things necessary to defend any appeal of the FERC Order; and

               (ii) not receive or collect any payments under the Project Documents in advance of the time when the same become due and payable thereunder unless such money is held by the Security Agent or the Escrow Agent pursuant to the Security Deposit Agreement until due and payable.

          (e)  Maintenance of Existence. Preserve, renew and keep in full force
               ------------------------
     and effect its and the Partnership's existence and to the extent of available Partnership funds (including, without limitation, Working Capital Proceeds), take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the Partnership business and its business on behalf of the Partnership; comply and to the extent of available Partnership funds (including, without limitation, Working Capital Proceeds), cause the Partnership to comply with all Requirements of Law and with all Contractual Obligations except to the extent that the failure to comply with any such Contractual Obligation could not reasonably be expected to have a material adverse effect on the business, operations, financial or other condition or prospects of the Managing General Partner, the Project or the Partnership or on the ability of the Managing General Partner or the Partnership to perform its obligations hereunder, under the other Operative Documents or under the Basic Documents; and not merge or consolidate with any other Person nor sell, convey or otherwise dispose of any part of its assets to any

     Person except as permitted by the Basic Documents and the Operative Documents.

          (f)  Maintenance of Property; Insurance. Keep all of the Partnership's
               ----------------------------------
     material property useful and necessary in its business in good working order and condition except for normal wear and tear; to the extent of available Partnership funds (including, without limitation, Working Capital Proceeds), maintain insurance on all the property of the Partnership in accordance with the provisions of Schedule 8; comply and cause the Partnership to comply in all material respects with all warranties, covenants and agreements made, given or undertaken by it in favor of insurers in connection with such insurance policies; and furnish to the Limited Partner, upon written request, full information as to the insurance carried for any purpose reasonably related to the interest of such Partner as a partner in the Partnership.

          (g)  Further Assurances. Promptly and duly execute and deliver to each
               ------------------
    Partner such documents and assurances to take such further action as any Partner may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Operative Documents and the Basic Documents and to establish, protect and perfect the right and remedies created or intended to be created in favor of each Partner.

          (h)  Governmental Regulation. (i) Take all actions as may from time to
               -----------------------
    time be reasonably necessary so that none of the Partners, their respective Affiliates or the Partnership will, as a result of the construction, ownership or operation of the Project, the supply of fuel or water thereto or the sale of steam or electricity therefrom or the entering into or performance of any Operative Document or Basic Document or any transaction contemplated hereby or thereby, become subject to the jurisdiction of any federal, state or local Governmental Authority or regulatory commission or group to whose jurisdiction the same would not otherwise be subject (including, without limitation, the Securities and Exchange Commission, FERC and any PUC) or be deemed to be, or be subject to regulation as, a public utility, an electric utility, an electric company or a public utility holding company under any Applicable Law (including, without limitation, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act and the laws under which any PUC is empowered to act) other than as an operator of a "qualifying cogeneration facility" under PURPA, except where
    (x) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Limited Partner, are non-burdensome in nature and (y) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than Exxon under the Steam Supply Agreement or otherwise, the Partnership has obtained a declaratory order or other official assurance, in each case in form and substance reasonably satisfactory to the Limited Partner, from the New Jersey Board of Public Utility Commissioners to the effect that such sales will not result in any Partner, Affiliate thereof or the Partnership being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (x) above) and (ii) promptly and duly prepare and, if necessary, execute and file, and prepare for execution and filing by any Partner, any of its Affiliates or the Partnership, such notices, applications and other documents as shall be necessary so that the construction, ownership or operation of the Project, the supply of fuel and water thereto and the sale of steam and electricity therefrom and the entering into and performance of any Operative Document shall not subject any such Partner, its Affiliates or the Partnership to any such regulation.

          (i)  Compliance with FERC Order, etc. At all times cause the
               -------------------------------
     Partnership to comply in all material respects with the terms and conditions of the FERC Order and of each other license required for the ownership or operation of the Project; not amend, modify, terminate, transfer, pledge or otherwise dispose of, or forfeit, surrender, permit or consent to the amendment, modification, termination, transfer, pledge, other disposition, forfeiture, or surrender of, any such license; or take any other action under any such license having a material adverse effect on any Partner; provided, however, that the Managing General Partner shall
                  --------- -------
     have the power to amend or modify any such license (other than the FERC Order or any other order or license affecting the exemption of the Project from regulation as a utility), (x) after providing the Limited Partner with 30 days' advance written notice of the proposed amendment or modification and all information reasonably necessary to analyze the consequences thereof (except, if the Managing General Partner reasonably determines that there is an emergency requiring immediate action and the giving of such notice is not practicable, the Managing General Partner shall give the Limited Partner such notice not later than the close of business on the Business Day immediately following the date of commencement of such emergency), and (y) so long as such amendment or modification could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition or prospects of the Partnership, the Managing General Partner or the Project, the projected availability of Distributable Cash in excess of the distributions required to be made to the Preferred Limited Partner and the Common Limited Partner pursuant to subsection 4.3(a), or on the ability of the Managing General Partner or the Partnership to perform its obligations under this Agreement or any other Operative Document.

          (j)  Notices. Promptly (in the case of paragraphs (i) (y), (ii), (iv),
               -------
(v), (vii), (ix), (x) and (xii)) and within five days (in the case of paragraphs (i) (x), (iii), (vi), (viii) and (xi)) give notice to each Partner:

               (i) of the occurrence of (x) any Special Event or (y) any event which, with the passage of time or the giving of notice or both, would constitute a Special Event;

               (ii) of any default or event of default under any Indebtedness, Guarantee Obligation or other Contractual Obligation of the Managing General Partner or the Partnership, that, if not cured, could have a material adverse effect on the business, operations, property or financial or other condition or prospects of the Partnership, the Managing General Partner or the Project, on the projected availability of Distributable Cash in excess of the distributions required to be made to the Preferred Limited Partner and the Common Limited Partner pursuant to subsection 4.3(a) or on the ability of the Managing General Partner or the Partnership to perform its obligations under this Agreement or under any other Operative Document;

               (iii) of any litigation or proceeding affecting the Partnership, the Managing General Partner or the Project in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (iv) of the receipt by the Partnership or the Managing General Partner of any Environmental Notice or of any notice of any event that creates a material likelihood of the occurrence of an Adverse Environmental Event;

               (v) of the following events, as soon as possible and in any event within 30 days after the Managing General Partner knows or has reason to know thereof: (x) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan, or (y) the institution of proceedings or the taking of any other action by the PBGC or the Partnership or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

               (vi) of the receipt by the Managing General Partner or the Partnership of any material notice, demand or declaration from any other party to any of the Project Documents relating to any default or event of default thereunder, the termination thereof or the renewal or nonrenewal thereof;

               (vii) of any request by a party to a Project Document for an arbitration proceeding under and pursuant to the provisions of such Project Document;

               (viii) of the institution by FERC or any other Governmental Authority of any proceeding to revoke or modify the FERC Order or any other license required for the ownership or operation of the Project;

               (ix) of the receipt by the Managing General Partner or the Partnership of any notice or declaration by any Governmental Authority which relates to, or could result in, Public Utility Status with respect to the Partnership, the Managing General Partner, the Limited Partner or any of their respective Affiliates;

               (x) of any change which could reasonably be expected to have a material adverse effect on the business, operations, financial or other condition or prospects of the Partnership, the Managing General Partner or the Project;

               (xi) of any lien, other than a Permitted Lien, on the property of the Partnership or the Managing General Partner; and

               (xii) of any request made by Texas Eastern or any of its Subsidiaries or Affiliates to pursue the feasibility and economic viability of transmitting electrical power as described in the Texas Eastern Letter Agreement and to provide each Partner with copies of the results of any feasibility or other studies performed in connection therewith.

     Each notice pursuant to this paragraph (i) shall be accompanied by a statement of the Responsible Officer of the Managing General Partner setting forth details of the occurrence referred to therein and stating what action the Managing General Partner proposes to take with respect thereto.

          (k)  Operation and Maintenance. To the extent of available Partnership
               -------------------------
     funds (including, without limitation, Working Capital Proceeds), maintain the Project in such condition that the Facility will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions and substantially all the ratings for which it was specifically designed in accordance with the Plans and Specifications; operate, service, maintain and repair all necessary or useful components thereof so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance with (i) Prudent Utility Practice and good commercial practice for items of a similar size and nature, (ii) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors and subcontractors and (iii) the terms and conditions of all insurance policies maintained by the Partnership or the Managing General Partner in effect at any time with respect thereto; and develop and maintain in accordance with Prudent Utility Practice, the spare parts inventory specified in Schedule 6 hereto for the steam and gas turbines, the heat recovery steam generator, the boiler feed pumps, the step up transformers, the switchgear and the catalysts for the Project.

          (l)  Liens. To the extent of available Partnership funds (including,
               -----
     without limitation, Working Capital Proceeds), protect and defend the Partnership's interest in the Project against any Lien for the performance of work or the supply of materials filed against the Project, and remove any such Lien, except to the extent that (i) the claim giving rise to such Lien is being diligently contested in good faith, by appropriate proceedings timely instituted, (ii) the Partnership has posted a bond and established a cash reserve in an amount at least equal to such claim on the books of the Partnership, (iii) during the period of such contest the enforcement of any contested item is effectively stayed and (iv) such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility.

          (m)  Gas Supply Arrangements. (i) Use and cause the Partnership to use
               -----------------------
     reasonable efforts to pursue a gas procurement policy which (x) takes into consideration the gas purchasing policies of Con Ed so that on a long-term basis the risk that the Project's weighted average cost of gas will exceed the weighted average cost of gas of Con Ed is minimized and (y) provides for reasonable diversity in the sources of supply of natural gas to the Project; and prior to the execution of any Gas Purchase Agreement that has a term of two years or more, use and cause the Partnership to use reasonable efforts to obtain verification by an independent engineer of the natural gas reserves of any supplier with whom the Managing General Partner or the Partnership proposes to enter into a Gas Purchase Agreement (or any group of Gas Purchase Agreements from the same or related suppliers) representing more than 5% of the projected annual gas requirements of the Facility; provided, however, that neither the Managing General Partner nor
               --------- -------
     the Partnership need obtain independent verification of the natural gas reserves of any supplier which has an investment grade rating and is a party to a Gas Purchase Agreement which does not contain any limitation on recourse to such supplier other than limitations on consequential damages and provisions for liquidated damages.

          (ii) In connection with the obligation set forth in subsection (i)
     (x) above, at the end of each Annual Period (as defined in the Power Purchase Agreement), (x) review the gas procurement policy pursued during such Annual Period to ascertain if such policy tracked the gas procurement policy of Con Ed and (y) review the gas procurement policy for the succeeding Annual Period to ascertain what adjustments, if any, will be necessary to cause the Partnership and the Managing General Partner to comply with the obligation set forth in subsection (i) (x) above. A summary of the results of such review and proposed adjustments, if any, shall be provided to the Preferred Limited Partner in partial satisfaction of subsection (i) (x) above, together with any supporting data or explanation of the methodology used which the Preferred Limited Partner may reasonably request.

          (n)  Gas Purchase Plan. If the excess of the Partnership Fuel
               -----------------
     Component for any Annual Period (as defined in the Power Sale Agreement), commencing with the second Annual Period to end after the Second Capital Contribution Date, over the Fuel Component Ceiling (as defined in the Power Purchase Agreement) for such Annual Period is equal to or greater than (x) during the period from and including the date which is two Annual Periods after the Second Capital Contribution Date to but excluding the date which is six Annual Periods after the Second Capital Contribution Date, 8% of Distributable Cash for such period, (y) during the period from and including the date which is six Annual Periods after the Second Capital Contribution Date to but excluding the date which is twelve Annual Periods after the Second Capital Contribution Date, 10% of Distributable Cash for such period or (z) on and after the date which is twelve Annual Periods after the Second Capital Contribution Date, 12% of Distributable Cash for such period, submit and cause the Partnership to submit a gas purchase plan to the Preferred Limited Partner for its approval (such approval not to be unreasonably withheld) not later than 30 days after the end of such Annual Period.

          7.3  Restrictions on Powers of the Managing General Partner. (a) The
               ------------------------------------------------------
Managing General Partner shall not do any of the following unless it shall have the prior written approval of the Preferred Limited Partner and the Common Limited Partner (unless otherwise provided herein):

          (i)  Certain Contracts. Prior to the Flip Date, enter, or permit the
               -----------------
     Partnership to enter, into any agreement or commitment specified in subsection 8.19 or 8.20 of the Construction Loan Agreement; or appoint, or permit, the Partnership to appoint, any operator of the Facility other than the operator in exsistence on the Initial Capital Contribution Date; provided, that the Limited Partner shall not unreasonably withhold its
     --------
     consent to the appointment of any operator which is financially capable of performing its obligations as the operator of the Facility and has the personnel, experience, equipment and other resources reasonably required to perform its obligations as the operator of the Facility;

          (ii)   Contracts with Affiliates. Except as permitted by the General
                 -------------------------
     Partner Credit Agreement, approve the terms of any agreement, contract, instrument or other transaction between the Partnership and any Partner, or between the Managing General Partner or the Partnership and any Affiliate, in each case on terms more favorable to such Partner or such Affiliate than would have been obtainable in an arm's-length dealing;

          (iii)  Sale of Assets. Authorize or permit any sale, lease, exchange,
                 --------------
     transfer or other disposition of the Project or any other assets of the Partnership, in each case with a value in excess of $1,000,000;

          (iv)   Indebtedness. Prior to the Flip Date, authorize the incurrence,
                 ------------
     assumption or guaranty by the Partnership of any Indebtedness, except the Indebtedness in respect of the Reimbursement Agreement, Indebtedness in respect of loans from the Managing General Partner pursuant to the General Partner Credit Agreement for working capital purposes not in excess of $10,000,000 at any time, Indebtedness contemplated by subsections 10.5 and
     14.2 (g) hereof, Indebtedness under the Construction Loan Agreement and any other Indebtedness which arises out of an emergency requiring immediate action or is contained in a budget previously approved by the Preferred Limited Partner Cany such Indebtedness permitted hereunder being "Permitted
                                                                       ---------
     Indebtedness")
     ------------

          (v)    No Other Business. Engage prior to the Flip Date, or cause the
                 -----------------
     Partnership to engage at any time, in any activity other than the activities contemplated to be engaged in by it under the Operative Documents, the Basic Documents or the General Partner Credit Agreement or enter into, or permit the Partnership to enter into, any contract or agreement other than as explicitly provided for herein, in the other Operative Documents or in the General Partner Credit Agreement;

          (vi)   Liens. Create or otherwise allow any Lien to be on or otherwise
                 -----
     to affect any property included in, the Project, except Permitted Liens;

         (vii)   No Amendments or Assignments. Except for change orders to or
                 ----------------------------
     final settlement of any EPC Contract and for which there will be no recourse against the Project or the Partners and which do not affect in any material respect the operating capacity, performances, cost efficiency, utility, remaining economic useful life, reliability, value or residual value of the Project, amend in any material respect, modify in any material respect, waive compliance with any material provision of, terminate, assign any rights the Partnership may have under, consent to or permit the assignment by any other Person of any right such Person may have under, give consents or exercise rights under or agree to any such amendment, modification, termination, consent or waiver of compliance with any material provision of, or any such assignment or exercise of any rights under, any project Document without the prior written consent of each of the Partners. Each of the Partners shall respond to any request for its consent under this paragraph (vii) within 30 days after receipt of all information necessary to analyze the consequences thereof (or within such shorter period as may be reasonably requested by the Managing General Partner if the Managing General Partner reasonably determines that there is an emergency requiring immediate action) and shall not unreasonably withhold its consent to any such amendment, modification, waiver, termination, assignment, consent, exercise or agreement which could not have a material adverse effect on the business, operations, properties, financial or other condition or prospects of the Partnership or the Project or could not materially adversely affect the projected availability of Distributable Cash in excess of the distributions required to be made to the Preferred Limited Partner and the Common Limited Partner pursuant to subsection 4.3 (a);

          (viii) Private Placement. Take, or permit any of its Affiliates to
                 -----------------
       take, any action which would subject any interest in the Partnership to the provisions of Section 5 of the Securities Act of 1933;

          (ix)   Settlement of Proceedings. Compromise, settle or abandon any
                 -------------------------
       claim, action, proceeding or debt due to, owned by or asserted against the Partnership, in each case, in an amount equal to $1,000,000 or more; and

          (x)    Gas Purchase Agreements. Prior to the Flip Date, (x) enter
                 -----------------------
     into, or permit the Partnership to enter into, any Gas Purchase Agreement
     (l) with any of their respective Affiliates on terms that are less favorable than terms available with non-affiliated Persons or (2) which provides for the payment of burdensome liquidated damages by the Managing General Partner or the Partnership or (y) enter into, or permit the Partnership to enter into, any Gas Purchase Agreement with a term (including any renewal terms) of six months or more which (l) contains any material restrictions on assignment by the Managing General Partner or the Partnership or (2) contains any provision that would result in the termination, cancellation or suspension of such Gas Purchase Agreement upon the exercise by the

     Preferred Limited Partner of any of its remedies hereunder or upon the sale of the Facility.

          (b) The Managing General Partner shall be prohibited from taking any action in connection with the governance of the partnership which is inconsistent with the express provisions of this Agreement, without the approval of the Preferred Limited Partner.

          (c) Notwithstanding anything to the contrary in this subsection 7.3, the Partners hereby ratify the entering into by the Limited Partnership of
  (i) each of the Operative Documents in effect on the date hereof and (ii) each other written agreement, contract, commitment or undertaking in effect on the date hereof, a copy of which has been delivered to and approved by the Agent.

          7.4  Fee. The Managing General Partner shall be entitled to an annual
               ---
management fee equal to 1.5% of the annual gross revenues of the project (the "Management Fee"), the Cost Portion (as defined below) of which shall be
 --------------
payable in equal monthly installments during each twelve month period commencing on the first day of the first month after the Second Capital Contribution Date and the Profit Portion of which shall be payable in monthly installments during each twelve month period commencing on the first month after the Second Capital Contribution Date, provided, that no Special Event shall have
                                      --------
occurred and be continuing, the Arrears Account shall not have a positive balance and no amount shall be owed to the Limited Partner under subsection 4.6, provided, however, that notwithstanding the occurrence of a Special Event, a
--------  -------
positive balance in the Arrears Account or the existence of any amount owing to the Limited Partner under subsection 4.6, any substitute Managing General Partner appointed pursuant to subsection 14.2 shall be entitled to reimbursement for its reasonable costs and expenses in connection with management and administration of the Project. The portion of such fee which represents costs and expenses (the "Cost Portion") of the Managing General Partner in connection
                   ------------
with management of the Project shall be set forth in the Operating Budget for each fiscal year and shall be equal to $3,000,000 for each twelve month period commencing on the first day of the first month after the Second Capital Contribution Date, such amount (i) to be increased by $100,000 for the second twelve month period and (ii) to be adjusted for each subsequent twelve month period based on the Gross National Product deflator in effect during such period. The Management Fee shall be paid in accordance with the terms of the Security Deposit Agreement and this Agreement. In accordance with the foregoing, the Profit Portion (i) for the first 144 months after the Second Capital Contribution Date, shall be payable out of amounts otherwise distributable to the General Partner pursuant to subsection 4.3(b) and (ii) thereafter, until the Flip Date, shall be payable after distributions have been made pursuant to subsection 4.3(b) and prior to distributions being made pursuant to subsection
4.3 (c) and (iii) on and after the Flip Date, shall be payable after distributions have been made pursuant to subsection 4.4 (c) and prior to distributions being made pursuant to subsection 4.4 (d). The Managing General Partner may enter into a management agreement with and pay its Management Fee or any portion thereof received by it in accordance with this Agreement and the Security Deposit Agreement to Cogen Technologies Management Company.

          7.5  Limitations on Liability of Managing General Partner.  Neither
               ----------------------------------------------------
the Managing General Partner, any Affiliate thereof nor the partners, shareholders, directors, officers, employees or agents thereof or of any Affiliate thereof (jointly and severally, the "Managing General Partner Group")
                                               ------------------------------
shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any loss, damage or liability sustained by the Partnership or any such other Partner, including, without limitation, a loss resulting from a breach of fiduciary duty, duty of care or duty of loyalty (a "Loss"), arising out of (a) an error of judgment made, or an action taken or
 ----
omitted, which such Person in good faith reasonably believed to be in accordance with Prudent Utility Practice, as applicable, and otherwise in accordance with good commmercial practice, (b) the error of judgment made, action taken or omitted, dishonesty or bad faith, of any agent or independent contractor selected or retained in good faith in the reasonable exercise of the Managing General Partner's duties hereunder, and in accordance with Prudent Utility Practice, as applicable, and otherwise in accordance with good commercial practice, other than independent contractors or agents which are Affiliates of the Managing General Partner in which case the standards of clause (a) above shall apply as to whether the Managing General Partner Group shall have liability for a Loss, (c) action taken or omitted in good faith by any member of the Managing General Partner Group in accordance with the advice of legal counsel and accountants as to matters that such member reasonably believes to be within such Person's professional competency or (d) in cases not involving actions or failure to act comprising Prudent Utility Practice or good commercial practice, actions taken or omitted in good faith by any member of the Managing General Partner Group which such member reasonably believed to be in or not opposed to the best interests of the Partnership, and not materially detrimental to the best interests of any other Partner. The Partners further agree that (i) unless the Managing General Partner Group's action or failure to act (including, without limitation, breach of fiduciary duty, duty of care or duty of loyalty) constitutes fraud or a willful and deliberate intent to cause injury to the Partnership or any Partner, or any member of the Managing General Partner Group shall have knowingly made a misrepresentation herein, in any other Operative Document or in any certificate or other document delivered pursuant hereto or thereto, any Loss shall include only actual damages suffered by the Limited Partner, and shall not include special, punitive or other penal damages, lost profits or damage to the general business reputation of the Limited Partner or any of its Affiliates, and (ii) any liability of the Managing General Partner Group for any Loss not involving fraud, a willful and deliberate intent to cause injury to the Partnership or any Partner or knowing misrepresentation the part of the Managing General Partner Group shall be limited to the Managing General Partner's interest in the Partnership

          7.6  Partnership Information Meetings. Following the Initial Capital
               --------------------------------
  Contribution Date and until the end of the first calendar quarter after the commencement of commercial operation of the Facility, the Managing General Partner shall once each calendar quarter, with the first such meeting to be held during the first calendar quarter after the date hereof, call a meeting with the Limited Partner to discuss and report on Facility operations. Thereafter, the Managing General Partner shall call such a meeting at least semi-annually.

          7.7  Limitations on the Partners. No Partner other than the Managing
               ---------------------------
  General Partner shall have any right or authority to act on behalf of or in the name of the Partnership or to bind the Partnership in any manner except with the prior written consent of the Managing General Partners, as provided in Article XIV, as provided in any Recognition Agreement or as provided pursuant to a contract approved as required under subsection 7.3. No Partner shall have any right or authority to act for or bind the Partnership except as expressly set forth herein. No Partner shall take any action in conflict with the foregoing provisions of this subsection 7.7 or represent, directly or by course of conduct, that it has any right, power or authority to take any such action. Notwithstanding anything in this Agreement to the contrary, the Limited Partner is hereby authorized to enter into any agreement under which the Limited Partner has rights, duties or obligations relating to contracts entered into by the Partnership, including any such agreement denominated as a "Recognition Agreement," all without affecting the Limited Partner's limited liability as a limited partner of the Partnership. The Managing General Partner shall use its best efforts to cause the Partnership to cooperate to the fullest extent necessary to assure the Limited Partner's ability to perform under any recognition agreement relating to contracts entered into by the Partnership.

          7.8  Cooperation Regarding Permits and Power Purchase Agreement. The
               ----------------------------------------------------------
General Partner agrees to cooperate fully with the Partnership and with the Managing General Partner so as to keep the Permits (including, without limitation, the FERC Order) and the Power Purchase Agreement in full force and effect. As promptly as practicable after it is permitted by Applicable Law, agreement or contract, as the case may be, the General Partner shall cause the Partnership (and shall cooperate with the Partnership and the Managing General Partner, to the extent necessary) to apply for a renewal of the Permits and a renewal or replacement of the Power Purchase Agreement for the periods available and to actively prosecute such application.

          7.9  Time Devoted to Partnership. Each of the General Partner and the
               ---------------------------
Managing General Partner shall devote whatever time and attention to the business, affairs and operations of the

Partnership is reasonably appropriate for Partnership purposes and is necessary to carry out the provisions of this Agreement.

          7.10  Other Business Activities. Except as expressly provided herein,
                -------------------------
nothing in this Agreement shall be deemed to restrict in any way the right of any Partner to manage, conduct, be employed by, operate, participate in or have an interest in any other business, activity, venture or organization of any nature or description independently or with others, without accountability to the Partnership or any other Partner(s); provided, that each Partner shall
                                         --------
conduct its business in a manner so as to avoid Public Utility Status as described in subsection 10.5 hereof. Each Partner shall be entitled to receive and hold, without being accountable to the Partnership or to any other Partner, any fees, compensation, salary, income, dividends, share of profits or other distribution, gain or income which it may receive from any other business, activity, venture or organization.

          7.11  Special Indemnity. Cogen Linden agrees to indemnify (from its
                -----------------
own funds and not the funds of the Partnership) the Partnership for any loss, liability or expense incurred by the Partnership pursuant to the letter, dated August 24, 1992, from the Partnership to Chicago Title Insurance Company.


                                 ARTICLE VIII

                        CALLS FOR AND PAYMENT OF FUNDS
                        ------------------------------

          Except as set forth in Articles III, X or XIV hereof, the Capital Contribution Agreement, the General Partner Credit Agreement and the Reimbursement Agreement, or as otherwise mutually agreed by the Partners, no Partner shall make (or be required to make) a capital contribution or loan of funds to the Partnership.


                                  ARTICLE IX

                             CONDITIONS PRECEDENT
                             --------------------

          9.1  Conditions to the Contributions on the Initial Capital
               ------------------------------------------------------
Contribution Date. The obligation of the Limited Partner to make a capital
-----------------
contribution to the Partnership on the Initial Capital Contribution Date in respect of the Common Limited Partnership Interest is subject to the satisfaction immediately prior to or concurrently with the making of such contribution of the conditions precedent set forth in subsection 2(b) of the Capital Contribution Agreement.

          9.2  Conditions to the Contributions on or Prior to the Second Capital
               -----------------------------------------------------------------
Contribution Date. The obligation of the Limited Partner (a) to make additional
-----------------
capital contributions to the

Partnership in respect of the Common Limited Partnership Interest on or prior to the Second Capital Contribution Date and (b) to make a capital contribution to the Partnership in respect of the Preferred Limited Partnership Interest on the Second Capital Contribution Date is subject to the satisfaction immediately prior to or concurrently with the making of such contributions of the conditions precedent set forth in subsection 2(c) of the Capital Contribution Agreement.


                                   ARTICLE X

                           TRANSFER AND ENCUMBRANCE
                           ------------------------

          10.1  Transfer of Partnership Interest: General Provisions. (a) Except
                ----------------------------------------------------
as security for the Indebtedness incurred pursuant to the Construction Loan Agreement and the General Partner Credit Agreement, the General Partner may not sell, assign, transfer, mortgage, pledge or otherwise directly or indirectly (by merger, consolidation, sale of assets and business or stock, whether by operation of law or otherwise) dispose of or encumber, or suffer the disposition or encumbrance of, all or any portion of its interest in the Partnership unless all of the other Partners consent to such transfer and the terms thereof. Notwithstanding the foregoing, interests in the General Partner may be sold, assigned, transferred or otherwise disposed of, so long as (i) Robert C. McNair or his wife or children shall own and control, directly or indirectly, a beneficial interest of at least 8.2% in the General Partner for a period of seven years after the Second Capital Contribution Date and (ii) either (x) Robert C. McNair or his wife or children or (y) an entity with a net worth of not less than $100,000,000, shall own and control, directly or indirectly, a beneficial interest of at least 8.2% of such interest thereafter. The Limited Partner may sell, assign, transfer, mortgage, pledge or otherwise dispose of the Preferred Limited Partnership Interest and/or the Common Limited Partnership Interest; provided, however, that the transferee of any such interest will not
          --------  -------
become a substitute limited partner in the Partnership unless the Managing General Partner, in its sole and absolute discretion, consents to such substitution.

          (b) Notwithstanding any other provision of this Agreement, no Partner shall transfer any interest in the Partnership, if any of the following would be true:

          (i)  such transfer would violate any Permit;

         (ii) such transfer would cause the Project to lose its status as a "qualifying cogeneration facility" under PURPA or any similar statute of the State of New Jersey;

        (iii) such transfer would violate the terms of any agreement binding upon the Partnership;

         (iv) such transfer would violate any Applicable Law, including, without limitation, applicable Federal or state securities laws or require any registration under such securities laws;

          (v) such transfer would cause the Partnership to be classified otherwise than as a partnership for Federal income tax purposes;

         (vi) the transferee has not agreed in writing to be bound by this Agreement; or

         (vii) such transfer would cause a dissolution of the Partnership under the Partnership Act.

          10.2  Additional Partners. (a) Except upon prior written consent of
                -------------------
all the Partners, or as may be permitted by the next two following sentences and by subsections 10.1 and 14.2 of this Agreement, no new Partners may be admitted to the Partnership. Immediately prior to the sale of the Limited Partnership Interests pursuant to subsection 10.5, 11.1 or 14.2(g), the Managing General Partner shall have the right to cause one of its Affiliates to be admitted as a limited partner of the Partnership upon terms and conditions mutually acceptable to the Managing General Partner and the Limited Partner. If, by reason of the exercise of remedies under any pledge or security agreement to which the General Partner is a party, the General Partner's General Partnership Interest is transferred to the pledgee or assignee of the General Partner, or any transferee of such pledgee or assignee, the assigning General Partner shall cease to be the General Partner hereunder upon such transfer and such pledgee, assignee or transferee shall be deemed admitted as a General Partner of the Partnership effective immediately prior to such transfer and is hereby authorized to continue the business of the Partnership without dissolution. Any additional Partner, whether such Partner obtained its interest from Cogen Linden or the Owner Trustee or otherwise, shall expressly be bound by all the terms and conditions hereof and shall expressly so acknowledge upon becoming a Partner by execution of this Agreement or a counterpart hereof.

          (b)   Notwithstanding anything else in this Agreement to the contrary,
(i) upon the grant of any pledge, hypothecation, security interest, lien or other encumbrance by a Partner against such Partner's interest in the Partnership, such Partner shall continue to be a partner of the Partnership,
(ii) any transferee of an interest in the Partnership who satisfies the requirements necessary to become a substituted or additional partner of the Partnership (including the requirement that it receive the consent of the General Partner) shall be admitted as a substitute or additional partner of the Partnership immediately prior to the withdrawal of the withdrawing Partner, if such Partner shall be withdrawing, and (iii) the Partnership shall not be dissolved upon the withdrawal of a general partner of the Partnership if there is at least one other remaining general partner of the

Partnership who is hereby authorized to and shall continue the business of the Partnership, but the Partnership shall not be dissolved upon the withdrawal of the last remaining general partner of the Partnership if within 90 days after the occurrence of such event, all Partners unanimously agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners who is authorized to and shall continue the business of the partnership.

          (c) Any transfer made by any Partner which violates any provision of this Agreement shall be null and void and of no effect, and any such transferor Partner shall remain and continue as a partner of the Partnership.

          10.3  Revisions to this Agreement Upon Transfer or Encumbrance. If
                --------------------------------------------------------
pursuant to the provisions of subsection 10.1, Cogen Linden is permitted to sell, assign, or otherwise transfer, in whole or in part, any of its interests in the Partnership, or, if additional Partners are admitted pursuant to subsection 10.2 or otherwise, then contemporaneously with such sale, assignment, transfer, or admission, the Capital Accounts of the Partners shall be adjusted to accurately reflect the interests of each and every Partner.

          10.4  Amendment to Certificate of Limited Partnership. If a Person has
                -----------------------------------------------
otherwise qualified under this Agreement to become a substitute or new General Partner, such Person shall become a General Partner upon the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate of Limited Partnership in proper form, duly executed by such Person. Any such admission shall be deemed to have occurred immediately prior to the withdrawal of any General Partner who is withdrawing from the Partnership in connection with the admission of a new General Partner.

          10.5  Voluntary Withdrawal by Limited Partners. (a) If at any time,
                ----------------------------------------
any Limited Partner or any Affiliate of any Limited Partner, solely by reason of its interest in the Partnership or any transaction contemplated by this Agreement or any other Operative Document and not as a result of any other interest or activity of such Limited Partner or such Affiliate, shall be deemed by any Governmental Authority having jurisdiction to be an "electric utility" or an "electric utility holding company" as such terms are used in PURPA and the regulations thereunder (18 C.F.R. Part 292), or any wholly or partially owned direct or indirect subsidiary of any "electric utility" or "electric utility holding company", as such terms are so used, or any similar entity (including without limitation a "public utility" as such term is defined in the Federal Power Act, or a "holding company," a "subsidiary company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended) subject to regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935, as amended, the Department of Public Utilities Act of 1948, NJSA 48:1-1, et seq., or any
                                                             -- ----
other comparable federal, state or local law or regulation (any such classification being called "Public Utility Status"), then, upon demand made by
                             ---------------------
such Limited Partner to the Managing General Partner, the Partnership shall forthwith redeem such Limited Partner's right, title and interest in the Partnership for a redemption price equal to the higher of (i) the Stipulated Redemption Value of its interest plus any Termination Expense (Benefit) and (ii) the Fair Market Sales Value of its interest, in each case, as of the date of redemption.

          (b) If at any time, any Limited Partner or any Affiliate of any Limited Partner, as a result of any interest or activity of such Limited Partner or such Affiliate (other than its interest in the Partnership or any transaction contemplated by this Agreement or any other Operative Document), shall be deemed by any Governmental Authority having jurisdiction to have Public Utility Status, then, upon demand by the Managing General Partner to such Limited Partner, the Partnership shall have the right to call such Limited Partner's right, title and interest in the Partnership for a call price equal to the lesser of (i) the Stipulated Redemption Value of its interest and (ii) the Fair Market Sales Value of its interest, in each case, as of the call date.

          (c) The redemption price or the call price, as the case may be, shall be paid with the proceeds of a loan to be made by such Limited Partner to the Partnership on the proposed purchase date. Such loan will be evidenced by a note which will mature on the earlier of (i) 15 years after the date thereof and (ii) twenty-two years and six months after the Second Capital Contribution Date, be payable in consecutive quarterly equal installments in the aggregate of principal and interest for the period commencing with the first quarter after the date of such note, and bear interest at a rate equal to that which the Limited Partner in its reasonable discretion and after consultation with the Managing General Partner and its advisors determines is the rate, and have other terms and conditions which the Limited Partner in its reasonable discretion determines to be, available from independent third parties for obligations having a comparable tenor and a comparable structure. The loan will be secured by a first (second so long as the Construction Loan Agreement or the General Partner Credit Agreement is in effect) pledge of the interests of the General Partner in the Partnership pursuant to a pledge agreement in form and substance reasonably satisfactory to such Limited Partner and by a first (second so long as the Construction Loan Agreement is in effect) priority lien on the assets of the Partnership (including, without limitation, the Project) pursuant to a security agreement and a mortgage, each in form and substance reasonably satisfactory to such Limited Partner.

          (d) In the case of a purchase of a Limited Partnership Interest by the Partnership pursuant to this Agreement, an amount of the purchase price equal to the portion of the goodwill of the

Partnership allocable to such Limited Partnership Interest shall be payment for such portion of the goodwill, and the purchase agreement shall so provide, unless the Limited Partner agrees otherwise.


                                  ARTICLE XI

                              OPTIONS TO PURCHASE
                              -------------------


          11.1  Fair Market Sales Value Purchase Options. (a) (i) Unless the
                ----------------------------------------
Preferred Limited Partner's or the Common Limited Partner's right, title and interest in the Partnership shall have been previously sold or otherwise disposed of in accordance with subsection 10.5, or unless a Special Event shall have occurred and be continuing at the time of the proposed purchase, the Managing General Partner shall have the option to purchase both of such Limited Partners' right, title and interest in the Partnership on the twelfth (12th) anniversary of the Second Capital Contribution Date, for a cash purchase price equal to the greater of (i) the Fair Market Sales Value of each Limited Partnership Interest as of such twelfth anniversary or (ii) an amount equal to the sum of (x) an amount which, together with the amount of Limited Partner Benefits received with respect to the Preferred Limited Partnership Interest as of such date (taking into account any gain or loss recognized by the Preferred Limited Partner on such sale) would equal the Preferred Limited Partner's Return of and on Equity plus (y) an amount which, together with the amount of Limited
                 ----
Partner Benefits received with respect to the Common Limited Partnership Interest as of such date (taking into account any gain or loss recognized by the Common Limited Partner on such sale) would equal the Common Limited Partner's Third Level Return of and on Equity plus (z) any Premium on the date of sale.
                                    ----

          (ii) In order to exercise the option provided for in this subsection 11.1(a), the Managing General Partner shall give the Limited Partner a Tentative Purchase Notice of its interest in exercising any such option at least 360 days prior to such twelfth anniversary, and shall give the Limited Partner a Purchase Notice of its intent to exercise any such option at least 30 days prior to such twelfth anniversary. The Managing General Partner and the Limited Partner holding the Limited Partnership Interest which is the subject of the option agree to negotiate in good faith to determine the Fair Market Sales Value of such Limited Partnership Interest by mutual agreement following receipt of the Tentative Purchase Notice from the Managing General Partner. If the Managing General Partner and such Limited Partner shall fail to reach agreement within 30 days after receipt by such Limited Partner of the Tentative Purchase Notice from the Managing General Partner, the Fair Market Sales Value of such Limited Partnership Interest proposed to be purchased by the Managing General Partner shall be determined by the Appraisal Procedure.

          (b) (i) Unless the Common Limited Partner's right, title and interest in the Partnership shall have been previously sold or otherwise disposed of in accordance with subsection 10.5 or 11.1(a), the Managing General Partner shall have the option to purchase the Common Limited Partner's right, title and interest in the Partnership as of the date that the Common Limited Partner has received an aggregate amount of Limited Partner Benefits with respect to the Common Limited Partnership Interest equal to the Third Level Return of and on Equity for a cash purchase rice equal to the Fair Market Sales Value thereof.

          (ii) In order to exercise the option provided for in this subsection 11.1(b), the Managing General Partner shall (x) deliver a written notice to the Common Limited Partner as soon as practicable (but in any event not later than 10 days after such determination) after it shall have determined that the Common Limited Partner has received the amount of Limited Partner Benefits described in paragraph (i) above and (y) give the Common Limited Partner a Tentative Purchase Notice of its interest in exercising any such option within 30 days after delivery to the Common Limited Partner of the notice described in clause (x). If the Common Limited Partner agrees with such determination made by the Managing General Partner, it shall so notify the Managing General Partner in writing and both parties shall negotiate in good faith to determine the Fair Market Sales Value of the Common Limited Partnership Interest by mutual agreement following receipt of the Tentative Purchase Notice from the Managing General Partner. If the Managing General Partner and the Common Limited Partner shall fail to reach agreement within 30 days after receipt by the Common Limited Partner of the Tentative Purchase Notice from the Managing General Partner, the Fair Market Sales Value of the Common Limited Partnership Interest shall be determined by the Appraisal Procedure. The Managing General Partner shall give the Common Limited Partner a Purchase Notice of its intent to exercise the option provided for in this subsection 11.1(b) within 30 days after the Fair Market Sales Value of the Common Limited Partnership Interest is determined, whether by the Appraisal Procedure or by mutual agreement of the Managing General Partner and the Common Limited Partner. If the Managing General Partner shall deliver such Purchase Notice, it will purchase the Common Limited Partnership Interest for a cash purchase price equal to the Fair Market Sales Value thereof within 120 days after the date of determination of such Fair Market Sales Value. Any amount distributed to the Common Limited Partner after it shall have received the amount of Limited Partner Benefits described in paragraph (i) above shall be applied against the cash purchase price for the Common Limited Partnership Interest.

                                  ARTICLE XII

                                    NOTICES
                                    -------

          12.1  Notices. Any notice, request, demand or other communication
                -------
which any Partner, the Managing General Partner or the Partnership is to give under this Agreement shall be in writing and shall be sufficient for all purposes hereof if delivered in person or by registered or certified mail, by courier service, or by telecopier or telex, in each case addressed as provided in subsection 12.2. Any such notice, request, demand or other communication shall be deemed given and made effective on the date received.

          12.2  Addresses. For the purposes hereof, the addresses are:
                ---------

     In the case of Cogen Linden or the Partnership:

          Cogen Technologies Linden, Ltd.
          1600 Smith Street
          Suite 5000
          Houston, Texas 77002
          Attention: Robert C. McNair
          Telecopy:  (713) 951-7747

    In the case of the Owner Trustee, the Preferred Limited Partner or the Common Limited Partner:

          State Street Bank and Trust Company of
          Connecticut, National Association
          750 Main Street
          Hartford, Connecticut 06103
          Attention: Corporate Trust Department
          Telecopy:  (203) 244-1899

     Copies to:

          General Electric Power Funding Corporation
          One River Road
          Building Two, Room 741
          Schenectady, New York 12345
          Attention: Vice President - Investments
          Telecopy:  (518) 385-3649

     and

          General Electric Capital Corporation - TIFC
          1600 Summer Street
          Stamford, Connecticut 06927
          Attention: Energy Project Operations
          Telecopy:  (203) 357-4329

Any party may upon written notice to the others given in accordance with this
Article XII change the address to which
notices, requests, demands or other communications are to be sent or add such additional addresses as it may reasonably request.


                                 ARTICLE XIII

                                  WITHDRAWAL
                                  ----------

          Except as otherwise provided in this Agreement, no Partner may withdraw from the Partnership without the consent of each of the Partners. To the fullest extent permitted by law, each Partner hereby waives any right or remedy at law or in equity that it may have to obtain dissolution or to dissolve the Partnership, except as provided in this Agreement. If the General Partner shall withdraw, be removed, or an event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act and this Agreement, the Partnership shall be dissolved and its affairs shall be wound up unless (i) at such time there is at least one other general partner of the Partnership, who is hereby authorized to and shall continue the business of the Partnership, or (ii) if there is no remaining general partner of the Partnership, within 90 days after the occurrence of such event, all Partners unanimously agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners who is hereby authorized to and shall continue the business of the Partnership.


                                  ARTICLE XIV

           SPECIAL EVENTS AND DISSOLUTION; LIQUIDATION; TERMINATION
           --------------------------------------------------------

          14.1  Special Events. Prior to the Flip Date, the occurrence of any of
                --------------
the following events shall constitute a special event (each, a "Special Event")
                                                                --------------
hereunder:

          (a) The General Partner shall violate any of the restrictions upon its rights to transfer its partnership interest set forth in Article X of this Agreement; or

          (b) Any representation or warranty made by the General Partner in the Capital Contribution Agreement or by the Partnership or any other Partner in any other Operative Document (other than any Project Document) to which it is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to any Limited Partner by or on behalf of the Partnership or the General Partner hereunder or the Partnership or any Partner under any Operative Document (other than any Project Document) shall prove to have been false or misleading as of the time made or deemed made; or

          (c) The General Partner or the Partnership shall fail to perform or observe any of its covenants contained in this

    Agreement (other than that referred to in paragraph (a) above) or in any other Operative Document (other than any Project Document) to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof from any Limited Partner to the General Partner; provided, however, that if such Special Event is susceptible of
             --------  -------
    cure, such 30 day period shall be extended for such period of time (not to exceed 60 days) during which the General Partner shall be diligently using its best efforts to cure such failure; or

          (d) (i) The General Partner, with respect to the General Partner Credit Agreement, or (ii) the Partnership or the General Partner, with respect to any other Indebtedness (other than the Reimbursement Agreement) or Guarantee Obligation, the principal amount of which exceeds $500,000 and a default in respect of which, if uncured, could reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Partnership or the General Partner, as the case may be, or could reasonably be expected to materially adversely affect the ability of the Partnership or the General Partner to perform its obligations under the Operative Documents to which it is a party, shall (x) default in any payment of principal of or interest on any such Indebtedness or Guarantee Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, or (y) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such beneficiary or beneficiaries) to cause, with the giving of notice if required or the passage of time, or both, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (e) (i) Any Participant, other than the Partnership or the General Partner, shall fail to perform or observe in any material respect any of its covenants or obligations contained in any of the Project Documents to which it is a party within the grace period, if any, provided for in such Project Documents, which failure shall continue unremedied for a period of 30 days after notice by any Limited Partner to the General Partner or (ii) (x) any material provision of any Operative Document shall at any time for any reason cease to be valid and binding or in full force and effect (other than as a result of any action by any Limited

     Partner) or any party thereto (other than a Limited Partner) shall so assert in writing, (y) any material provision of any Operative Document shall be declared to be null and void (other than as a result of any action by any Limited Partner) or (z) any party thereto shall deny that it has any further liability or obligation under any Operative Document to which it is a party; provided that it shall not be a Special Event under this paragraph
              --------
     (e) if, (1) within 30 days after the occurrence of any of the foregoing events with respect to any Project Document (other than the Site Lease Agreement, the Power Sale Agreement or the Gas Transportation and Swing Supply Agreement), the Managing General Partner shall have submitted a plan to the Preferred Limited Partner to execute and deliver a document in substitution for such Project Document, which plan shall be reasonably satisfactory in form and substance to the Preferred Limited Partner, and
     (2) within 90 days after the occurrence of any of the foregoing events with respect to any Project Document (other than the Site Lease Agreement, the Power Sale Agreement or the Gas Transportation and Swing Supply Agreement), such Project Document shall have been replaced with another document (x) which is executed and delivered by parties acceptable to the Preferred Limited Partner in its reasonable discretion and (y) which has terms and conditions similar to, and in the reasonable opinion of the Preferred Limited Partner, at least as favorable to the Project as, the substituted Project Document; or

          (f) The Partnership or the General Partner shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Federal Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced without the application or consent of the Partnership or the General Partner in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Partnership or the General Partner under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (iii) a warrant of attachment, execution or similar process against all or a substantial part of the assets of the Partnership or the General Partner and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

          (h) A judgment or judgments for the payment of money in excess of $1,000,000 shall be rendered against the Partnership or the General Partner and such judgment or judgments shall remain in effect and unstayed and unbonded for a period of 60 or more consecutive days; or

          (i) During the period from and including the Initial Capital Contribution Date to but excluding the date which is seven years after the Second Capital Contribution Date, Robert McNair or his wife or children shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the General Partner and thereafter, Robert C. McNair or his wife or children or an entity with a net worth of at least $100,000,000 shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% of such interest; or

          (j) The Partnership shall abandon the Project or otherwise cease to diligently pursue the development or construction of the Project for a period longer than 30 consecutive days; or

          (k) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Preferred Limited Partner, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate under Section 4041(c) of ERISA, or (v) the Managing General Partner or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Preferred Limited Partner, likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Managing General

     Partner or the Partnership to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Managing General Partner or the Partnership; or

          (1) (i) The Partnership shall fail to pay, satisfy or otherwise obtain a release of any bond or lien for the performance of work or the supply of materials filed against the Site within 20 days of the Managing General Partner's becoming aware of the filing thereof unless, if any such Lien arose in connection with a claim referred to in subsection 7.2(1), the Managing General Partner shall be diligently contesting the same in accordance with, and subject to, subsection 7.2(1) or (ii) any right, title or interest of the Partnership in and to the Site or any beneficial ownership interest of the General Partner in the Partnership shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order; or

          (m) The dissolution and liquidation of the General Partner without the prior written consent of the Limited Partner unless (i) an entity meeting the requirements of subsection 10.1 succeeds to the General Partner's interest hereunder in accordance with subsection 10.2 or (ii) the ultimate result of such dissolution and liquidation is the incorporation of the General Partner and the ownership provisions of subsection 10.1 apply to such corporation which shall be admitted as a general partner of the Partnership in accordance with subsection 10.2; or

          (n) The resignation or withdrawal of the General Partner from the Partnership or the resignation of the General Partner as Managing General Partner, in each case without the prior written consent of the Limited Partner; or

          (o) The Partnership shall cease to have a valid leasehold interest in the Site or good and marketable title to the Project, in each case, free and clear of all Liens other than Permitted Liens; or

          (p) An Event of Loss described in clause (a) of the definition thereof shall have occurred; or

          (q) (i) The aggregate amount on deposit in the Arrears Account shall be equal to or greater than 98% of the then applicable monthly distribution described in subsection 4.3(a), multiplied by three or (ii) a positive balance in the Arrears Account shall exist as of the end of two consecutive Quarterly Periods or such a positive balance shall occur as of the end of more than four Quarterly Periods; provided, that the Managing General
                                       --------
     Partner shall have the right to make capital contributions to the Partnership to eliminate anticipated positive balances in the Arrears Account as of the end of two consecutive Quarterly Periods and positive balances in the Arrears Account as of the end of four cumulative Quarterly Periods, but shall not otherwise have the right to eliminate, directly or indirectly, any existing or anticipated positive balance in the Arrears Account; or

          (r) At any time, there shall fail to be an adequate supply of water to the Facility to meet all reasonable requirements for the operation and maintenance of the Facility; provided that it shall not be a Special Event
                                  --------
     under this paragraph (r) if the Managing General Partner complies with the proviso to subsection 14.1(e) with respect to the Water Supply Commitment in such a manner as will ensure, in the reasonable opinion of the Preferred Limited Partner, that there will be such an adequate supply of water to the Facility; or

          (s) At any time, the Partnership shall fail to (i) keep in force the insurance required by subsection 7.2(f) and Schedule 8 hereto and the Site Lease Agreement or (ii) comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which would affect the Partnership's ability to keep in force the insurance required by subsection 7.2(f) and Schedule 8 hereto and the Site Lease Agreement or to collect any proceeds therefrom; or

          (t) If Exxon shall operate the Facility as set forth in Section 11.6B(ii) of the Steam Supply Agreement, unless such operation is pursuant to an operating agreement to which the Preferred Limited Partner has given its prior written consent in accordance with subsection 7.3(a) (i); or

          (u) At any time, the Managing General Partner shall fail to follow any gas purchase plan approved by the Limited Partner pursuant to subsection 7.2(n) hereof; or

          (v) Any of Cogen Technologies, Inc., the General Partner or the Partnership or any of their Affiliates shall enter into any agreement or other arrangement in connection with the matters described in the Texas Eastern Letter Agreement with Texas Eastern or any of its Subsidiaries or Affiliates or any partnership or other venture in which any such party has an interest without the prior written consent of the Limited Partners and such agreement or arrangement shall continue for thirty days after the General Partner shall have received written notice thereof from any Limited Partner.

The Partners hereby agree that the Preferred Limited Partner may rely on the provisions of Schedule 10 in determining whether or not a Special Event, or an event which, with the passage of time or expiration of applicable grace periods, would become a Special Event, has occurred under subsection 14.1(b) or 14.1(c).

          14.2  Certain Remedies Following Special Event.
                ----------------------------------------
(a) If a Special Event occurs and is continuing, the Preferred Limited Partner shall have the right, exercisable by notice to the Managing General Partner, to appoint or become substitute Managing General Partner as provided in subsection
(b) hereof. Any substitute Managing General Partner is authorized to and shall continue the business of the Partnership and shall be admitted to the Partnership as a general partner of the Partnership in accordance with subsection 10.2.

          (b) (i) If a Special Event occurs and is continuing, the Preferred Limited Partner may appoint a substitute Managing General Partner or designate itself or its nominee as the substitute Managing General Partner, whereupon the existing Managing General Partner shall cease to serve as such but shall continue to be a General Partner. In the event the Preferred Limited Partner appoints a substitute Managing General Partner said substitute Managing General Partner shall have a 1% interest in the Partnership, and the interest of the Preferred Limited Partner shall be reduced by the same amount. The interest of said substitute Managing General Partner shall be a General Partnership Interest in the Partnership and such substitute Managing General Partner shall succeed to all the powers, privileges and obligations of a General Partner and of the Managing General Partner under this Agreement, except to the extent accrued or attributable to the period prior to the allocation of such interest and except that the transfer and related provisions of Article X pertaining to the Preferred Limited Partner shall be applicable to the substitute Managing General Partner rather than those pertaining to the General Partner. The Managing General Partner hereby consents to such a partial conversion of the Preferred Limited Partnership Interest and hereby consents to the admission as a General Partner of said substitute Managing General Partner so designated by the Preferred Limited Partner.

          (c) If a Special Event occurs and is continuing, in addition to the other remedies available to the Preferred Limited Partner pursuant to this subsection 14.2, the Preferred Limited Partner shall receive 98% of all Distributable Cash, and the Preferred Limited Partner's allocable share of Operating Profits, Gain and other items of income and gain shall be 98% (in both cases, subject to reduction to 97% under subsection 14.2(b), and with the remaining 2% of such items going 1% to the Common Limited Partner and 1% to the General Partner), until the earlier of (i) the date of receipt by the Preferred Limited Partner of its Limited Partner's Return of and on Equity together with any Termination Expense (Benefit) and (ii) the date on which such Special Event has ceased to exist, provided, that, at such time, the Arrears Account does not
                     --------
have a positive balance.

          (d) If a Special Event occurs and is continuing, in addition to the other remedies available to the Preferred Limited Partner pursuant to this subsection 14.2, the Preferred Limited Partner may elect by written notice to the General Partner that all powers of the General Partner (including the Managing General Partner) hereunder with respect to any matter shall thereupon vest in the Preferred Limited Partner.

          (e) Upon the occurrence of a Special Event that may be cured, the Preferred Limited Partner shall be entitled to, but shall have no obligation to, cure such Special Event and all costs and expenses incurred by the Preferred Limited Partner in connection therewith shall be in the form of a demand loan to the Partnership.

          (f) If a Special Event occurs and is continuing, the Preferred Limited Partner may appoint, in the name and on behalf of the Managing General Partner and the Partnership, a project manager to construct, equip, maintain, manage, control, operate and repair the Project. The reasonable fees of any such project manager shall be an operating expense of the Partnership.

          (g) (i) If a Special Event occurs and is continuing and the Preferred Limited Partner shall have exercised any of its remedies pursuant to this subsection 14.2, the General Partner or its nominee shall have the right to purchase the Preferred Limited Partner's right, title and interest in the Partnership for a cash purchase price equal to the greater of (A) the Fair Market Sales Value of such interest as of such purchase date and (B) an amount which, together with the amount of all Limited Partner Benefits received by the Preferred Limited Partner with respect to the Preferred Limited Partnership Interest as of the proposed purchase date (taking into account any gain or loss recognized by the Preferred Limited Partner on such sale), would equal the sum of (1) the Capital Contributions of the Preferred Limited Partner, (2) a return on the unrefunded amount of such Capital Contributions at the Minimum Rate for the period from and including the Initial Capital Contribution Date to but excluding the date of occurrence of such Special Event, (3) a return on the unrefunded amount of such Capital Contributions at the Minimum Rate, plus 1%, for the period from and including the date of occurrence of such Special Event to but excluding the date of purchase plus (4) any Termination Expense (Benefit). The calculations set forth in clause (B) (1), (2) and (3) above shall deem each receipt of Limited Partner Benefits to be applied first to the return of the Capital Contributions of the Preferred Limited Partner and the balance, if any, to the accrued return on the unrefunded amount of such Capital Contributions at the applicable rate set forth in clauses (B) (2) and (3) above.

          (ii) If the General Partner or its nominee shall elect to purchase the Preferred Limited Partnership Interest pursuant to paragraph (i), it shall be required to purchase the Common Limited Partner's right, title and interest in the Partnership for a cash purchase price equal to the Fair Market Sales Value of such interest as of such purchase date.

         (iii) In order to exercise the option provided in paragraph (i) above and to effect the purchase required in paragraph (ii) above, the General Partner or its nominee shall give each Limited Partner the Tentative Purchase Notice to such effect within 10 days of the General Partner's receipt of notice of the exercise by the Preferred Limited Partner of any of its remedies pursuant to subsection 14.2. The General Partner and each Limited Partner agree to negotiate in good faith to determine the Fair Market Sales Value of the Preferred Limited Partnership Interest and the Common Limited Partnership Interest by mutual agreement following receipt of the Tentative Purchase Notice from the General Partner. If the General Partner and the Limited Partner shall fail to reach agreement with respect to the Preferred Limited Partnership Interest or the Common Limited Partnership Interest within 5 Business Days after receipt by the Limited Partner of the Tentative Purchase Notice from the General Partner, the Fair Market Sales Value of such Limited Partnership Interest shall be determined by the Appraisal Procedure. If the General Partner or its nominee intends to exercise such purchase option, it shall give the Purchase Notice within 5 Business Days of the earlier to occur of
(a) the General Partner and the Limited Partner agreeing to the Fair Market Sales Value and (b) the completion of the Appraisal Procedure. If the General Partner or its nominee shall deliver such Purchase Notice, it shall complete the purchase of the Preferred Limited Partnership Interest and the Common Limited Partnership Interest within 180 days of the date of the Tentative Purchase Notice.

          (iv) To the extent that the Fair Market Sales Value of the Preferred Limited Partnership Interest exceeds the amount set forth in clause (B) of paragraph (i) above, such excess shall be paid with the proceeds of a loan to be made by the Preferred Limited Partner to the Partnership on the proposed purchase date. Such loan will be evidenced by a note which will mature on the earlier of (x) 15 years after the date thereof and (y) twenty-two years and six months after the Second Capital Contribution Date, be payable in consecutive quarterly equal installments in the aggregate of principal and interest for the period commencing with the first quarter after the date of such note, and bear interest at a rate equal to that which the Preferred Limited Partner in its reasonable discretion and after consultation with the Managing General Partner and its advisors determines is the rate, and have other terms and conditions which the Preferred Limited Partner in its reasonable discretion determines to be, available from independent third parties for obligations having a comparable tenor and a comparable structure. The loan will be secured by a pledge of the interests of the General Partner in the Partnership pursuant to a first (second so long as the Construction Loan Agreement, the General Partner Credit Agreement or any agreement pursuant to which the General Partner obtains financing to purchase the Limited Partnership Interests under this subsection 14.2(g) is in effect) pledge agreement in form and substance reasonably satisfactory to the Preferred Limited Partner.

          (h) The rights of the Limited Partner hereunder are not the exclusive remedies upon the occurrence of a Special Event but are in addition to any other remedies which may at the time be available hereunder, at law or in equity.

          (i) In the event that a Special Event occurs and is continuing, the Preferred Limited Partner's right to exercise remedies pursuant to this subsection 14.2 shall not be delayed or deferred by the election by the General Partner to exercise its purchase option pursuant to subsection 14.2(g); provided
                                                                        --------
that neither the Limited Partner nor any substitute Managing General Partner appointed pursuant to subsection 14.2(b) shall sell or otherwise dispose of all or substantially all of the assets of the Project until the expiration or termination of the General Partner's right to exercise such purchase option.

          14.3 Events of Dissolution. The Partnership shall be dissolved and its
               ---------------------
affairs shall be wound up in the event that:

          (a) the Partners agree in writing to terminate the Partnership;

          (b) the sale, transfer or other irrevocable disposition of all or substantially all of the property of the Partnership;

          (c) the Partnership is terminated in accordance with the terms of this Agreement; or

          (d) dissolution is otherwise required by law (except as (S) 17-402 of the Partnership Act is modified by the provisions of this Agreement) or by a decree of judicial dissolution.

Notwithstanding the preceding provisions of this subsection 14.3, upon dissolution of the Partnership as a result of the withdrawal of the last remaining general partner of the Partnership, the business of the Partnership shall not be terminated and its affairs wound up if, within 90 days after such event, all remaining Partners unanimously elect in writing to continue the business of the Partnership and shall designate a substitute Managing General Partner and/or General Partner(s), as the case may be, in the manner set forth in subsection 14.2(b) and in accordance with subsection 10.2, in which event the further provisions of said subsection 14.2(b) shall be fully applicable, except the Managing General Partner shall not continue to be a general partner of the Partnership. In the event that the Partners so agree to continue the Partnership with a substitute Managing General Partner and/or General Partner, as the case may be, the substituted Managing General Partner and/or the General Partner is hereby authorized to and shall continue the business of the Partnership under the terms of this Agreement.

          14.4 Procedure in Dissolution and Liquidation. (a) Winding Up. Upon
               -----------------------------------------     ----------
     dissolution of the Partnership pursuant to subsection 14.3 hereof, the Partnership immediately shall commence to wind up and liquidate the affairs and business of the Partnership in an orderly manner.

          (b)  Management Rights During Winding Up. During the period of the
               -----------------------------------
winding up of the affairs of the Partnership, the rights and obligations of the Partners set forth herein with respect to the management of the Partnership shall continue. For purposes of winding up, and subject to subsection 14.2 hereof, the Managing General Partner shall act as liquidator to wind up the Partnership and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of the Partnership assets with the advice of the Limited Partner, except that if the dissolution results from the occurrence of a Special Event, the Preferred Limited Partner shall act as liquidator and make all such decisions.

          (c)  Distributions in Liquidation. The assets of the Partnership shall
               ----------------------------
be applied or distributed in liquidation in the following order:

          (i) First, to the payment and discharge of all of the Partnership's debts and liabilities, including the establishment of any reasonably necessary reserves;

         (ii) Second, to the Partners in accordance with the positive balances in their respective Capital Accounts as determined after taking into account all adjustments to Capital Accounts for the year during which the liquidation occurs.

          (d)  Non-Cash Assets. Every reasonable effort shall be made to dispose
               ---------------
of the interest of the Partnership in the assets of the Partnership, so that the distribution may be made to the Partnership in cash. If at the time of the Liquidation of the Partnership, the Partnership owns any assets in the form of notes, deeds of trust or other non-cash assets, such assets, if any, shall be distributed in kind to the Partners, in lieu of cash, in accordance with subsection 14.4(c), in proportion to their right to receive the assets of the Partnership on an equitable basis reflecting the net fair market value of the assets so distributed.

          14.5 Disposition of Documents and Records. All documents and records
               ------------------------------------
of the Partnership, including, without limitation, all financial records, vouchers, cancelled checks and bank statements, shall be delivered to the Managing General Partner upon termination of the Partnership. Copies thereof shall be prepared, by microfiche process if requested, and made available to each Partner as requested for any purpose reasonably related to the interest of such Partner as a partner in the Partnership and at such Partner's cost and expense. Unless otherwise approved by the Partners, the Managing General Partner shall retain such documents and records for a period of not less than seven years and shall make such documents and records available for any purpose reasonably related to the interest of a Partner as a partner in the Partnership during normal business hours to any other Partner for inspection and copying at such other Partner's cost and expense; provided,
                                                                 --------
however, that if there is an audit or threat of audit, such documents and
-------
records shall be retained until the audit is completed and any tax liability finally determined. Said documents and records shall be available for inspection, examination and copying by the Managing General Partner upon reasonable notice.

          14.6 Termination.  Upon the completion of the liquidation of the
               -----------
Partnership and the distribution of all Partnership funds, the Partnership shall terminate. The Managing General Partner shall execute and file a Certificate of Cancellation of the Certificate of Limited Partnership as well as any and all other documents required to effect the dissolution and termination of the Partnership.

                                  ARTICLE XV

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNER
                   -----------------------------------------

          15.1 Management of the Partnership.  Except as provided in Article XIV
               -----------------------------
and the Recognition Agreements, a Limited Partner in its capacity as such shall not (a) take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership, (b) have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership, or (c) have any power or authority with respect to the Partnership except insofar as the consent of such Limited Partner shall be expressly required. Notwithstanding anything herein to the contrary, after the Flip Date, the rights specified in clauses (a), (b) and (c) above shall not be applicable to, or exercisable by, the Preferred Limited Partner and the Preferred Limited Partner shall cease to be a Limited Partner unless it is the Common Limited Partner.

          15.2 Limitation on Liability of Limited Partners. Except as otherwise
               -------------------------------------------
provided by law, the liability of a Limited Partner shall be limited to its Capital Contribution as and when it is payable under the provisions of the Capital Contribution Agreement. A Limited Partner, in its capacity as such, shall have no other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership. Except as provided in subsection 10.5, Article XIV and the General Partner Credit Agreement and the Reimbursement Agreement, no Limited Partner shall be obligated to make loans to the Partnership.

          15.3 Limitation on Liability of Owner Trustee. The parties hereto
               ----------------------------------------
agree that, except as hereinafter set forth, any claim or liability under this Agreement asserted against the

Owner Trustee by any of them shall be limited to satisfaction out of, and enforcement against, the Trust Estate (as defined in the Trust Agreement). Notwithstanding anything to the contrary contained herein or in any other document, certificate or instrument executed by the Owner Trustee pursuant hereto or thereto, each of the parties hereto hereby acknowledges and agrees that neither the Owner Trustee, Linden Owner Partnership nor any officer, employee, partner, servant, controlling Person, manager, agent, authorized representative or Affiliate of the Owner Trustee or Linden Owner Partnership (collectively, the "Non-Recourse Persons") shall have any liability to all or
                    --------------------
any of them (such liability, including such as may arise by operation of law, being hereby expressly waived) for the performance of any of the obligations of the Owner Trustee contained herein or therein or shall otherwise be liable or responsible with respect thereto, except as hereinafter set forth. If any claim of any party hereto against the Owner Trustee or alleged liability to any party hereto of the Owner Trustee shall be asserted under this Agreement, each party hereto agrees that, except as hereinafter set forth, they shall not have the right to proceed directly or indirectly against the Non-Recourse Persons or against their respective properties and assets (other than the Trust Estate) for the satisfaction of any such claim or liability (except to the extent enforceable out of the Trust Estate) in respect of any such claim or liability. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this subsection 15.3 shall in any manner or any way (a) affect or diminish any obligation, covenant or agreement of any Non-Recourse Person made expressly in its individual capacity under any certificate executed by such Non-Recourse Person on its own behalf or any right or benefit of any party hereto under any such certificate or (b) affect or diminish any rights of any Person against any other Person arising from misappropriation or misapplication of any funds or for such other Person's fraud, gross negligence or willful misconduct. The foregoing acknowledgements, agreements and waivers shall survive the termination of this Agreement and shall be enforceable by any Non-Recourse Person.


                                  ARTICLE XVI

                                 MISCELLANEOUS
                                 -------------

          16.1  Further Assurances. Each Partner shall execute and deliver such
                ------------------
other certificates, agreements and documents, and take such other actions as may be reasonably requested by the Managing General Partner or any Limited Partner in connection with the formation of the Partnership and the achievement of its purposes and the placement of any debt and equity relating to the Project authorized pursuant to this Agreement (whether by or on behalf of the Partnership).

          16.2  Amendments and Waivers. Any term of this Agreement may be
                ----------------------
amended only with the written consent of all the

Partners. The observance of any term of this Agreement may be waived only if such waiver is in writing signed by the Partner waiving such term.

          16.3  Successors and Assigns.  Subject to the provisions of Article X,
                ----------------------
the terms and provisions hereof shall be binding on and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, whether so expressed or not.

          16.4  Indemnification.  To the fullest extent permitted by law, the
                ----------------
Partnership agrees to pay, indemnify and hold each Partner and its Affiliates, directors, officers, successors and assigns harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Basic Documents, the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, or as a result of such Partner's acting as a partner of the Partnership hereunder, (all of the foregoing, collectively, the "indemnified liabilities", provided, that, with
                              -----------------------   --------
respect to the Managing General Partner Group, "indemnified liabilities" shall not include the liabilities set forth in subsection 7.5 for which the Managing General Partner Group is liable), provided, that the Partnership shall have no
                                  --------
obligation hereunder to any such Person with respect to indemnified liabilities arising from (i) the gross negligence, fraud or willful misconduct of any such Person, (ii) legal proceedings commenced against any such Person by any security holder or creditor other than in its capacity as a security holder or creditor of the Partnership arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such security holder or creditor, or (iii) legal proceedings commenced against any such Person by any assignee of such Person's interest herein. The agreements in this subsection shall survive the making by each Partner of its initial capital contributions to the Partnership and the termination of the Operative Documents.

          16.5  Incorporation By Reference.  The provisions of the Capital
                --------------------------
Contribution Agreement are hereby incorporated by reference herein with the same effect as if such provisions were fully set forth herein.

          16.6  Severability.  If any term or provision of this Agreement or the
                ------------
application thereof to any circumstance shall be held invalid or unenforceable, to any extent, by a court of competent jurisdiction, the remainder of this Agreement, other than that portion determined to be invalid or unenforceable, shall not be affected thereby, and each valid provision hereof shall be enforced to the fullest extent permitted by law.

          16.7  Headings and Table of Contents.  The headings in and the table
                ------------------------------
of contents of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          16.8  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute on instrument.

          16.9  Submission to Jurisdiction; Waivers.  (A) Each Partner hereby
                -----------------------------------
irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the States of New York and Delaware, the courts of the United States of America for the Southern District of New York and for the District of Delaware, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that any such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Partner at its address set forth in subsection 12.2 or any such other address of which the other Partners shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect the service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) Each Partner hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (A) above.

          16.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

          16.11  Entire Agreement.  This Agreement sets forth the entire
                 ----------------
agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.

          16.12  Arbitration of Gas Purchase Plan Disputes. In the event that
                 -----------------------------------------
the Preferred Limited Partner does not approve any gas purchase plan submitted to the Preferred Limited Partner pursuant to subsection 7.2(n) hereof by the date which is 30 days after the date of such submission, the dispute shall be referred to an arbitration panel comprised of three persons having knowledge and experience in connection with gas purchase arrangements. Such panel shall (i) be selected within 60 days of the date of submission of such gas purchase plan to the Preferred Limited Partner, (ii) be comprised of (x) one member selected by the Preferred Limited Partner, (y) one member selected by the Managing General Partner and (z) one member jointly selected by the members selected pursuant to clauses (x) and (y) of this clause (ii) and (iii) conduct any arbitration proceeding in accordance with procedures established by the American Arbitration Association. The decision of such panel shall be issued within 60 days of the selection of its members and such decision shall be binding on the Partners.

          The Initial Limited Partner joins in this Agreement for the sole purpose of evidencing his receipt of the greater of the return of his Capital Contribution to the Partnership or his capital account balance and his withdrawal as the Initial Limited Partner. The Initial Limited Partner, having so withdrawn, shall have no continuing obligation or liability with respect to the Partnership or this Agreement.


                         INITIAL LIMITED PARTNER:



                         /s/ Robert C. McNair
                         ----------------------------------------
                         Robert C. McNair

          IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership has been executed as of the date and year first above written.

                         GENERAL PARTNER:

                         COGEN TECHNOLOGIES LINDEN, LTD.

                         By: Cogen Technologies, Inc.,
                                its general partner


                         By [SIGNATURE ILLEGIBLE]
                           -------------------------------------------
                           Title:

                         PREFERRED LIMITED PARTNER:

                         STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but as Owner Trustee


                         By [SIGNATURE ILLEGIBLE]
                           -------------------------------------------
                           Title: Assistant Vice President


                         COMMON LIMITED PARTNER:

                         STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but as Owner Trustee


                         By [SIGNATURE ILLEGIBLE]
                           -------------------------------------------
                           Title: Assistant Vice President